UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a–6(e)(2))
☒ Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §240.14a–12

UR-ENERGY INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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UR-ENERGY INC.

10758 West Centennial Road, Suite 200

Littleton, Colorado 80127

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 18, 2017

To the Shareholders of Ur-Energy Inc.:

The Annual and Special Meeting of Shareholders of Ur-Energy Inc. (the “Company”), will be held at the Hampton Inn & Suites, 7611 Shaffer Parkway, Littleton, Colorado 80127, on Thursday, May 18, 2017 at 1:00 p.m. local time to receive the audited consolidated financial statements of the Company for the year ended December 31, 2016, together with the report from the auditors thereon, and for the purpose of considering and voting upon proposals to:

1.Elect six (6) directors, each to serve until the next annual meeting of shareholders of the Company or until their successors are elected and appointed;

2.Re-appoint PricewaterhouseCoopers LLP, Chartered Professional Accountants, as the independent auditors of the Company and to authorize the directors to fix the remuneration of the auditors;

3.Approve, in an advisory (non-binding) vote, the compensation of the Company’s named executive officers (“say-on-pay”);

4.Ratify, confirm and approve the renewal, including amendments, of the Ur-Energy Inc. Amended and Restated Stock Option Plan (the “Option Plan”), and approve and authorize for a period of three years all unallocated stock options issuable pursuant to the Option Plan; and

5.Transact such other business as may lawfully come before the meeting or any adjournment(s) or postponement(s) thereof.

The Board of Directors has fixed the close of business on April 13, 2017 as the record date for determination of the shareholders entitled to vote at the meeting and any adjournment(s) or postponement(s) thereof.  This Notice of Annual and Special Meeting of Shareholders and related proxy materials are first being distributed or made available to shareholders beginning on or about April 21, 2017.

We cordially invite you to attend the Annual and Special Meeting of Shareholders. Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. Please refer to your proxy card for more information on how to vote your shares at the meeting and return your voting instructions as promptly as possible.

The attached Management Proxy Circular, proxy card, and the Company’s Annual Report to Shareholders (including financial statements) for the fiscal year ended December 31, 2016 are available at http://www.ur-energy.com/annual-general-meeting-info/.

Thank you for your support.

JEFFREY T. KLENDA, CHAIRMAN
BY ORDER OF THE BOARD OF DIRECTORS, /s/ Jeffrey T. Klenda, Chairman

MANAGEMENT PROXY CIRCULAR

SOLICITATION OF PROXIES	3
APPOINTMENT OF PROXIES	3
VOTING INSTRUCTIONS	3
REVOCATION OF PROXIES	6
VOTING AND DISCRETION OF PROXIES	6
COMMON SHARES ENTITLED TO VOTE	6
QUORUM	7
RIGHTS OF DISSENT	7
PARTICULARS OF MATTERS TO BE ACTED UPON	8
Proposal No. 1 Election of Directors	8
Proposal No. 2 Re-Appointment of PricewaterhouseCoopers LLP, Chartered Professional Accountants, as our Independent Auditors and Approval for the Directors to Fix the Remuneration of the Auditors	11
Proposal No. 3 Approval, on an Advisory Basis, of the Compensation of the Named Executive Officers	12
Proposal No. 4 Approval of the Renewal, Including Amendments, of the Ur-Energy Inc. Amended and Restated Stock Option Plan, 2005 (the “Option Plan”)	13
MANAGEMENT	15
COMPENSATION DISCUSSION AND ANALYSIS	16
EXECUTIVE COMPENSATION	33
GRANTS OF PLAN-BASED AWARDS TO NAMED EXECUTIVE OFFICERS	37
OPTION EXERCISES AND STOCK VESTED	39
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL	40
COMPENSATION OF DIRECTORS	42
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION	46
REPORT OF THE AUDIT COMMITTEE	47
STATEMENT OF CORPORATE GOVERNANCE PRACTICES	48
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	52
APPOINTMENT OF AUDITORS	59
INDEBTEDNESS OF DIRECTORS AND OFFICERS	60
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	60
HOUSEHOLDING	61
PERFORMANCE GRAPH AND TABLE	61
ACCOMPANYING FINANCIAL INFORMATION AND INCORPORATION BY REFERENCE	61
ANNUAL REPORT TO SHAREHOLDERS	61
SHAREHOLDER PROPOSALS	61
AVAILABILITY OF DOCUMENTS	62
OTHER MATTERS	62
APPROVAL	62
SCHEDULE A (UR-ENERGY INC. AMENDED AND RESTATED STOCK OPTION PLAN)	63

UR-ENERGY INC.

10758 West Centennial Road, Suite 200

Littleton, Colorado 80127

MANAGEMENT PROXY CIRCULAR

ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

MAY 18, 2017

SOLICITATION OF PROXIES

This Management Proxy Circular (the “Circular”) is furnished in connection with the solicitation by the management of Ur-Energy Inc. (“we,” “us,” the “Company” or “Ur-Energy”) of proxies for use at the annual and special meeting of shareholders of the Company (the “Meeting”) to be held at the Hampton Inn & Suites, 7611 Shaffer Parkway, Littleton, Colorado 80127 on Thursday, May 18, 2017 commencing at 1:00 p.m. local time, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting (the “Notice”). The solicitation will be primarily by mail, but proxies may also be solicited personally or by telephone by directors, officers, employees or representatives of the Company. All costs of solicitation will be borne by the Company. This Circular and related proxy materials are being first distributed or made available to shareholders beginning on or about April 21, 2017. The information contained herein is given as at April 13, 2017 unless otherwise indicated.

All dollar amounts in this Circular are in U.S. dollars, except where indicated otherwise. On April 13, 2017, the noon exchange rate of Canadian currency in exchange for United States currency, as reported by the Bank of Canada, was US$1.00 = C$1.3275.

This Circular, the proxy card, and the Company’s Annual Report to Shareholders (including financial statements) for the fiscal year ended December 31, 2016 are available at http://www.ur-energy.com/annual-general-meeting-info/.

APPOINTMENT OF PROXIES

The persons named in the enclosed form of proxy are the Chairman of the Board/Chief Executive Officer, Mr. Klenda, and our independent Lead Director of the Company, Mr. Parker. Each shareholder has the right to appoint a person other than the persons named in the enclosed form of proxy, who need not be a shareholder of the Company, to represent such shareholder at the Meeting or any adjournment thereof. Such right may be exercised by inserting such person’s name in the blank space provided in the form of proxy and striking out the other names or by completing another proper form of proxy.

VOTING INSTRUCTIONS

Registered Shareholders

There are two methods by which registered shareholders (“Registered Shareholders”), whose names are shown on the books or records of the Company as owning common shares no par value of the Company (“Common Shares”), can vote their Common Shares at the Meeting either in person at the Meeting or by proxy.  Should a Registered Shareholder wish to vote in person at the Meeting, the Registered Shareholder should attend the Meeting where his or her vote will be taken and counted. Should the Registered Shareholder not wish to attend the meeting or not wish to vote in person, his or her vote may be voted by proxy through one of the methods described below and the Common Shares represented by the proxy will be voted or withheld from voting, in accordance with the instructions as indicated in the form of proxy, on any ballot that may be called for, and if a choice was specified with respect to any matter to be acted upon, the shares will be voted accordingly.

A Registered Shareholder may vote by proxy by using one of the following methods:  (i) the paper form of proxy to be returned by mail or delivery; (ii) by Internet; or (iii) by telephone.  The methods of using each of these procedures are as follows:

Voting by Mail.  A Registered Shareholder may vote by mail or delivery by completing, dating and signing the enclosed form of proxy and depositing it with Computershare Investor Services Inc. (the “Transfer Agent”) using the envelope provided or by mailing it to Computershare Investor Services Inc., Attention: Proxy Department, 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1 or to the Corporate Secretary of the Company at 10758 West Centennial Road, Suite 200, Littleton, Colorado 80127 for receipt no later than 1:00 p.m. (MDT) on Tuesday, May 16, 2017, or if the Meeting is adjourned, by no later than 48 hours (excluding Saturdays, Sundays and holidays) before any adjourned Meeting.

Voting by Internet.  A Registered Shareholder may vote by Internet by accessing the following website:  www.investorvote.com. When you log on to the site you will be required to input a control number as instructed on the form of proxy.  Please see additional information enclosed with the Circular on the form of proxy.  Registered Shareholders may vote by Internet up to 1:00 p.m. (MDT) on Tuesday, May 16, 2017, or if the Meeting is adjourned, no later than 48 hours (excluding Saturdays, Sundays and holidays) before any adjourned Meeting.

Voting by Telephone. A Registered Shareholder may vote by telephone by calling the toll free number 1‑866-732-8683 from a touch tone phone.  When you telephone you will be required to input a control number as instructed on the form of proxy.  Please see additional information enclosed with the Circular on the form of proxy.  Registered Shareholders may vote by telephone up to 1:00 p.m. (MDT) on Tuesday, May 16, 2017, or if the Meeting is adjourned, no later than 48 hours (excluding Saturdays, Sundays and holidays) before any adjourned Meeting.

Voting by mail or the Internet are the only methods by which a Registered Shareholder may choose an appointee other than the management appointees named on the proxy and must be completed by the Registered Shareholder or by an attorney authorized in writing or, if the Registered Shareholder is a corporation or other legal entity, by an authorized officer or attorney.

Non-Registered Shareholders (Beneficial Owners)

In this Circular and the enclosed form of proxy and Notice, all references to shareholders are to Registered Shareholders of Common Shares. Only Registered Shareholders of Common Shares, or the person they appoint as their proxy, are permitted to vote at the Meeting.  However, in many cases, Common Shares beneficially owned by a holder (a “Non-Registered Shareholder” or “Beneficial Owner”) are registered either:

(a)in the name of an intermediary (an “Intermediary”) that the Non-Registered Shareholder deals with in respect of the shares, such as, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans; or

(b)in the name of a clearing agency such as CDS&Co. or DTC (the registration names for CDS Clearing and Depository Services Inc., and Depositary Trust Company, respectively) of which the Intermediary is a participant.

Common Shares held by your broker or its nominee can only be voted upon your instructions. Beneficial Owners should ensure that instructions respecting the voting of their Common Shares are communicated to the appropriate person.

There are two kinds of Beneficial Owners, those who object to their name being made known to the Company, referred to as objecting beneficial owners (“OBOs”), and those who do not object to the Company knowing who they are, referred to as non-objecting beneficial owners (“NOBOs”). In accordance with the requirements of National Instrument 54-101 Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”), the Company has opted this year to distribute copies of the Notice, Circular, the form of proxy and our annual report for the fiscal year ended December 31, 2016 (including financial statements) (collectively, the “Meeting Materials”) to all NOBOs directly through the Transfer Agent.  Whereas, the Meeting Materials will continue to be distributed to OBOs through clearing agencies and Intermediaries, who often use a service company (such as Broadridge Financial Solutions, Inc. (“Broadridge”)) to forward meeting materials to Non-Registered Shareholders. The Company is not relying on the notice-and-access delivery procedures of NI 54-101 or the corresponding rules of the U.S. Securities and Exchange Commission (“SEC”) to distribute copies of the Meeting Materials.

The Meeting Materials are being sent to both Registered and Non-Registered Shareholders of the Common Shares. If you are a Non-Registered Shareholder, and the Company or its agent has sent these Meeting Materials directly to you, your name and address and information about your holdings of Common Shares, have been obtained in accordance with applicable securities regulatory requirements from the Intermediary holding on your behalf.

By choosing to send the Meeting Materials to NOBOs directly, the Company (and not the Intermediary holding on your behalf) has assumed responsibility for (i) delivering these Meeting Materials to you, and (ii) executing your proper voting instructions.  Please return your voting instructions as specified in the request for voting instructions.

Objecting Beneficial Owners

Intermediaries are required to forward Meeting Materials to OBOs unless an OBO has waived the right to receive them. Generally, OBOs who have not waived the right to receive Meeting Materials will usually receive a voting instruction form (“VIF”) from their applicable Intermediary in lieu of the form of proxy from the Company. The VIF will name the same persons as the proxy to represent the shareholder at the Meeting. A shareholder has the right to appoint a person (who need not be a shareholder of Ur-Energy) other than persons designated in the VIF, to represent the shareholder at the Meeting. To exercise this right, the shareholder should insert the name of the desired representative in the blank space provided in the VIF. You are asked to complete and return the VIF to your applicable Intermediary by mail or facsimile. Alternatively, you may be able to call the toll free telephone number or access the Internet website listed on your VIF to vote your Common Shares. If you receive a VIF from your Intermediary, it cannot be used as a proxy to vote Common Shares directly at the Meeting as the VIF must be returned to your Intermediary well in advance of the Meeting in order to have the Common Shares voted or to appoint an alternative representative to attend at the Meeting in person to vote such Common Shares.

Non-Objecting Beneficial Owners

NOBOs can expect to receive the Meeting Materials with a VIF from the Transfer Agent. These VIFs are to be completed and returned to the Transfer Agent by mail or by following the instructions contained on the VIF for telephone or Internet voting. The Transfer Agent will tabulate the results of the VIFs received from NOBOs and will provide appropriate instructions at the Meeting with respect to the shares represented by the VIFs received. If you receive a VIF from the Transfer Agent, it cannot be used as a proxy to vote Common Shares directly at the Meeting as the VIF must be returned to the Transfer Agent well in advance of the Meeting in order to have the Common Shares voted or to appoint an alternative representative to attend at the Meeting in person to vote such Common Shares.

The purpose of these procedures is to permit Non-Registered Shareholders to direct the voting of the shares they beneficially own. Should a Non-Registered Shareholder who receives either a proxy or a VIF wish to attend and vote at the Meeting in person (or have another person attend and vote on behalf of the Non-Registered Shareholder), the Non-Registered Shareholder should strike out the names of the persons named in the proxy and insert the Non-Registered Shareholder’s (or such other person’s) name in the blank space provided or, in the case of a VIF, follow the corresponding instructions on the form.

In any event, Non-Registered Shareholders should carefully follow the instructions of their Intermediaries and Broadridge or other service company, or the Transfer Agent, as the case may be.

Broker Non-Votes

A “broker non-vote” occurs when an Intermediary holding shares for a Beneficial Owner votes on one proposal, but does not vote on another proposal because the Intermediary does not have discretionary voting power and has not received instructions to do so from the Beneficial Owner. The nominee that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. Each of the proposals at the Meeting, other than Proposal No. 2, are “non-routine” matters and therefore an Intermediary holding shares for a Beneficial Owner will not have the authority to vote on those matters in the absence of instructions from the Beneficial Owner. Broker non-votes are not counted in the tabulation of votes cast on a particular proposal and therefore will not have an effect on the approval of that proposal.

REVOCATION OF PROXIES

A shareholder who has given a proxy has the power to revoke it as to any matter on which a vote shall not already have been cast pursuant to the authority conferred by such proxy and may do so (i) by delivering another properly executed proxy bearing a later date and depositing it as aforesaid, including within the prescribed time limits noted above; (ii) by depositing an instrument in writing revoking the proxy executed by the shareholder or by the shareholder’s attorney authorized in writing (A) at our head office with the Corporate Secretary at 10758 West Centennial Road, Suite 200, Littleton, Colorado 80127 at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, at which the proxy is to be used, or (B) with the Chair of the Meeting, prior to its commencement, on the day of the Meeting, or at any adjournment thereof; (iii) by attending the Meeting in person and so requesting; or (iv) in any other manner permitted by law.

A Non-Registered Shareholder may revoke a VIF or a waiver of the right to receive Meeting Materials and to vote given to an Intermediary at any time by written notice to the Intermediary, except that an Intermediary is not required to act on a revocation of a VIF or a waiver of the right to receive Meeting Materials and to vote that is not received by the Intermediary at least seven days prior to the Meeting.

VOTING AND DISCRETION OF PROXIES

On any ballot that may be called for, the shares represented by proxies in favor of the persons named by management of the Company will be voted for or against, or voted for or withheld from voting on, the matters identified in the proxy, in each case in accordance with the instructions of the shareholder. In the absence of any instructions on the proxy, it is the intention of the persons named by management in the accompanying form of proxy to vote

(1)FOR the election of all of management’s nominees as directors;

(2)FOR the re-appointment of PricewaterhouseCoopers LLP, Chartered Professional Accountants, as our independent auditors and the authorization of the directors to fix the remuneration of the auditors;

(3)FOR the advisory resolution to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers;

(4)FOR the resolution to approve the renewal, including amendments, of our Amended and Restated Stock Option Plan, 2005 (the “Option Plan”) and to approve and authorize all unallocated stock options issuable pursuant to the Option Plan until the third anniversary of the adoption of the present resolution; and

(5)In accordance with management’s recommendations with respect to amendments or variations of the matters set out in the Notice or any other matters which may properly come before the Meeting.

The accompanying form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations of the matters identified in the Notice or any other matters that may properly come before the Meeting. As at the date of this Circular, management of the Company knows of no such amendments, variations or other matters that may properly come before the Meeting other than the matters referred to in the Notice.

COMMON SHARES ENTITLED TO VOTE

As at April 13, 2017, the authorized capital of the Company consisted of an unlimited number of Common Shares, of which 145,873,898 Common Shares were issued and outstanding, and an unlimited number of Class A Preference Shares, issuable in series, of which none has been issued. A holder of record of Common Shares as at the close of business on April 13, 2017 (the “Record Date”) is entitled to one vote for each Common Share held by the shareholder. The directors nominated for election pursuant to Proposal No. 1 will be elected by plurality vote, meaning that the six nominees who receive the most votes, whether in person or by proxy, will be elected; however, the Company has adopted a majority voting policy pursuant to which any director who fails to receive a majority of the votes cast will be required to tender his resignation. See “Statement of Corporate Governance – Majority Voting Policy.” With respect to Proposal Nos. 2, 3 and 5, the affirmative vote of a majority of the votes cast at the Meeting, whether in person or by proxy, is required for approval of such matter. With respect to Proposal No. 4, the affirmative vote of a majority of the votes cast at the Meeting, whether in person or by proxy, excluding Common Shares held by certain insiders of the Company and their affiliates, is required for the approval of such matter.

In accordance with the  Canada Business Corporations Act, the Company will prepare a list of holders of Common Shares on the Record Date. Each holder of Common Shares named in the list at the close of business on the Record Date will be entitled to vote the Common Shares shown opposite his or her name on the list at the Meeting.

QUORUM

The presence, in person or by proxy, of two shareholders holding not less than 10% of the Common Shares entitled to vote as of the Record Date constitutes a quorum for the transaction of business at the Meeting. In the event there is not a quorum present to approve any proposals at the time of the Meeting, the Meeting shall be adjourned to a date no less than seven days later than the scheduled Meeting date in order to permit further solicitation of proxies. The scrutineer will treat Common Shares represented by a properly signed and returned proxy as present at the Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

RIGHTS OF DISSENT

Pursuant to the Canada Business Corporations Act, there are no rights of dissent in respect of the resolutions to be voted on by the shareholders at this Meeting.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management

As of April 13, 2017, we had 145,873,898 Common Shares issued and outstanding, and 6,251,519 stock options which may be exercised currently or within the sixty (60) days following April 13, 2017.

	Number of	Percentage of Issued and
	Common Shares of	Outstanding Common Shares of
Name of Holder	Ur-Energy	Ur-Energy
Directors and Named Executive Officers (1)(2)
Jeffrey T. Klenda (3)	3,499,038	2.35%
W. William Boberg(4)	1,019,307	*
James M. Franklin	929,799	*
Gary Huber	402,120	*
Paul Macdonell (5)	519,569	*
Thomas Parker	414,592	*
Roger L. Smith	756,486	*
Penne A. Goplerud	597,823	*
Steven M. Hatten	417,940	*
John W. Cash	470,714	*
All Directors and executive officers, as a group (11 persons) (2)	9,328,838	6.13%

*      Less than one percent

(1)	Address for each of our officers and directors: 10758 West Centennial Road, Suite 200, Littleton, Colorado 80127.
(2)

The beneficial ownership shown for all holders in this table represents Common Shares and all options which may be exercised currently or within sixty (60) days following April 13, 2017. For our Directors and Named Executive Officers, this represents the following:  Klenda (2,764,056 Common Shares, 734,982 options); Boberg (698,529 Common Shares, 320,778 options); Franklin (609,021 Common Shares, 320,778 options); Macdonell (198,791 Common Shares, 320,778 options); Parker (93,814 Common Shares, 320,778 options); Huber (75,000 Common Shares, 327,120 options); Smith (215,511 Common Shares, 540,975 options); Goplerud (111,458 Common Shares, 486,365 options); Hatten (76,766 Common Shares, 341,174 options); and Cash (86,864 Common Shares, 383,850 options). Additionally, James Bonner holds 24,909 Common Shares, and 276,541 options. As of the Record Date, the number of the Company’s Common Shares beneficially owned by all of the Directors and executive officers as a group, including Mr. Bonner, and entitled to be voted at the meeting is 4,954,719.

(3)	Of the total number of Common Shares held by Mr. Klenda, he has pledged 1,500,000 Common Shares on a multi-purpose equity line of credit. Mr. Klenda’s Common Shares are held jointly with his wife.
(4)	Of the shares identified, Mr. Boberg holds 118,796 Common Shares jointly with his wife.
(5)	Additionally, Mr. Macdonell’s wife owns 5,000 Common Shares, to which Mr. Macdonell disclaims beneficial ownership.

Security Ownership of Certain Beneficial Owners

The following table sets forth the beneficial ownership of the Company’s Common Shares as of April 13, 2017 by each person (other than the Directors and executive officers of the Company) who owned of record, or was known to own beneficially, more than 5% of the outstanding voting shares of Common Shares.

	Number of	Percentage of Issued and
	Common Shares of	Outstanding Common Shares of
Name of Holder	Ur-Energy	Ur-Energy
Major Shareholders
Global X Management Company LLC(1)	16,366,392	11.39%

(1)

Global X Management Company LLC filed a Form 13G (Amendment No. 5) dated March 9, 2017, indicating holdings as at February 28, 2017, of 16,366,392 Ur-Energy Common Shares. Bruno del Ama is the Chief Executive Officer of Global X Management Company LLC, a Delaware limited liability company, 623 Fifth Avenue, 115th Floor, NY, NY 10022, which, according to the Form 13G, has the sole power to vote or to direct the vote and sole power to dispose or to direct the disposition of the Common Shares. Mr. del Ama and Mr. Jose C. Gonzalez own 55% and 40%, respectively, of Global X Management Company; each specifically disclaims beneficial ownership of the shares of Ur-Energy that either one of them or Global X Management Company holds.

PARTICULARS OF MATTERS TO BE ACTED UPON

Proposal No. 1:  Election of Directors

The articles of the Company provide that the Board of Directors of the Company (the “Board of Directors” or the “Board”) shall consist of a minimum of one and a maximum of ten directors, the number of which is currently fixed at six. Election of directors will be conducted on an individual basis, as seen on the proxy or VIF you receive and will include Jeffrey T. Klenda, James M. Franklin, Paul Macdonell, W. William Boberg, Thomas H. Parker and Gary C. Huber. As discussed in the description of the Company’s Majority Voting Policy, below, each Director must receive a majority of the votes cast (in person or by proxy) as to his election, or will be required to submit his resignation pursuant to the policy.

Nominees:  Each of the six persons named above is a nominee for election as a Director at the Annual and Special Meeting for a term of one year or until his successor is elected and qualified. Unless authority is withheld, the proxies will be voted for the election of such nominees. Each of the nominees is currently serving as a Director of the Company. All the nominees were elected to the Board of Directors at the last annual meeting of shareholders. Management does not anticipate that any of the nominees for election as directors will be unable to serve as a director, but if that should occur for any reason prior to the Meeting, the persons named in the accompanying form of proxy reserve the right to vote for another nominee in their discretion or for the election of only the remaining nominees.

The Board of Directors has delegated to the Corporate Governance and Nominating Committee the responsibility for reviewing and recommending nominees for director. The Board determines which candidates to nominate or appoint, as appropriate, after considering the recommendation of the Corporate Governance and Nominating Committee.

Qualifications:    In evaluating a director candidate, the Corporate Governance and Nominating Committee considers the candidate’s independence, character, corporate governance skills and abilities, business experience, industry-specific experience including technical expertise, training and education, commitment to performing the duties of a director, and other skills, abilities, or attributes that fill specific needs of the Board or its committees. Each nominee brings a strong and unique background and set of skills to the Board, giving the Board, as a whole, competence and experience in a wide variety of areas, including natural resources exploration and development, mining operations, executive management, board service, corporate governance, finance, government, employment and labor, and international business. These varied and substantial backgrounds, skills and qualifications, as described in more detail below, and the contributions of each to the development and current operations of the Company as described below under the heading “Board Composition – Including Tenure and Outlook on Set Retirement Age,” led the Corporate Governance and Nominating Committee and the Board of Directors to the conclusion that each of the nominees should serve as a Director.

Recommendation of Ur-Energy’s Board of Directors

The Board of Directors recommends that the shareholders vote FOR the election of all of the named nominees for director and, unless a shareholder gives instructions on the proxy card to the contrary, the proxies named thereon intend to so vote.

Jeffrey T. Klenda, 60, B.A.	Chairman, President & CEO

Mr. Klenda graduated from the University of Colorado in 1980 and began his career as a stockbroker specializing in venture capital offerings. Prior to founding Ur-Energy in 2004, he worked as a Certified Financial Planner and was a member of the International Board of Standards and Practices. In 1986, he started Klenda Financial Services, an independent financial services company providing investment advisory services to high-end individuals and corporate clients as well as providing venture capital to corporations seeking entry to the U.S. securities markets. In the same year, Mr. Klenda formed Independent Brokers of America, Inc., a national marketing organization.  He also served as President of Security First Financial, a company he founded to provide consultation to individuals and corporations seeking investment management and early stage funding. Over the last 30 years, Mr. Klenda has acted as an officer and/or director for numerous publicly-traded companies, having taken his first company public at 28 years of age. Currently, Mr. Klenda is a director of Organto Foods Inc. (since November 2013). Mr. Klenda has served as the Chairman of the Board of Directors of the Company since 2006. He served as Executive Director from January 2006 to May 2015. Thereafter, he served as Acting Chief Executive Officer until being named Chief Executive Officer by our Board of Directors in December 2016.

The Board of Directors has concluded that Mr. Klenda is well qualified and should serve as a director on the basis of his numerous contributions to the Company since its inception, his 35 years of experience in the financial markets and in service to numerous publicly-traded companies as an officer and director.

James M. Franklin, 74, Ph. D., FRSC, P. Geo	Director & Chair of the HSE & Technical Committee

Dr. Franklin has over 40 years experience as a geologist. He is a Fellow of the Royal Society of Canada. Since January 1998, he has been an Adjunct Professor at Queen’s University, since 2001, at Laurentian University and since 2006 at the University of Ottawa. He is a past President of the Geological Association of Canada and of the Society of Economic Geologists. He retired in 1998 as Chief Geoscientist of the Geological Survey of Canada, Earth Sciences Sector. Since that time, he has been a consulting geologist and is currently a director of Aura Silver Resources Inc. (since October 2003); of Nuinsco Resources Ltd. (since December 2010); and of Anconia Resources Corp. (since June 2012). During 2014, Dr. Franklin’s lifetime achievements were honored by several professional organizations:  among his honors, Dr. Franklin was awarded the Society of Economic Geologists’ R.A.F. Penrose Gold Medal for his many contributions to a broad cross section of geosciences.

The Board of Directors has concluded that Dr. Franklin is well qualified and should serve as a director on the basis of his contributions to the Company since its inception as a director and his more than 40 years of experience in geosciences and mineral resource work in industry, governmental service and academia.

Paul Macdonell, 64, Diploma Public Admin.	Director, Chair of Compensation Committee & Chair of Corporate Governance and Nominating Committee

Mr. Macdonell is a mediator in private practice. Previously, he was employed as a Senior Mediator, Federal Mediation and Conciliation Service for the Government of Canada from 2000 until January 2014.  Prior to that, Mr. Macdonell was employed by the Amalgamated Transit Union, serving as President of the Union from 1996 to 2000 and Financial Secretary 1991 to 1995.  Mr. Macdonell was Municipal Councillor of the City of Cumberland from 1978 to 1988 and was on the City’s budget committee during that time. He graduated (diploma) at University of Western Ontario in Public Administration and completed programs at University of Waterloo (Economic Development Certificate), The George Meany Center in Washington (Labor Studies) and Harvard University (Program on Negotiations).

The Board of Directors has concluded that Mr. Macdonell is well qualified and should serve as a director on the basis of his contributions to the Company since its inception as a director and his more than 30 years of experience in business, mediation and labor matters.

W. William (Bill) Boberg, 77, M.Sc., P. Geo	Director

Mr. Boberg has served as a director of the Company since January 2006. Mr. Boberg served as the Company’s President and Chief Executive Officer (2006 to 2011). Prior to that time, Mr. Boberg was the Company’s senior U.S. geologist and Vice President U.S. Operations (2004 to 2006). Before his initial involvement with the Company, he was a consulting geologist having over 40 years experience investigating, assessing and developing a wide variety of mineral resources in diverse geologic environments in western North America, South America and Africa. Mr. Boberg worked for Gulf Minerals, Hecla Mining, Anaconda, Continental Oil Minerals Department, Wold Nuclear, Kennecott, Western Mining, Canyon Resources and Africa Mineral Resource Specialists. Mr. Boberg has over 20 years of experience exploring for uranium in the continental U.S. He discovered the Moore Ranch Uranium Deposit and the Ruby Ranch Uranium Deposit as well as several smaller deposits in Wyoming’s Powder River Basin.  He received his Bachelor’s Degree in Geology from Montana State University and his Master’s Degree in Geology from the University of Colorado. He is a registered Wyoming Professional Geologist and fellow of the Society of Economic Geologists. He is a member of the Society for Mining, Metallurgy & Exploration Inc., American Institute of Professional Geologists (for which he is a Certified Professional Geologist), the Denver Regional Exploration Society and the American Association of Petroleum Geologists. Mr. Boberg is also a director for Aura Silver Resources Inc. (since June 2008).

The Board of Directors has concluded that Mr. Boberg is well qualified and should serve as a director on the basis of his contributions to the Company since 2004 (since 2006 as a director and, from 2006 until 2011, as the President and CEO), as well as his more than 40 years of experience in mineral resources exploration and development.

Thomas Parker, 74, M.Eng., P.E.	Lead Director, Chair of Audit Committee & Chair of Treasury & Investment Committee

Mr. Parker has worked extensively in senior management positions in the mining industry for the past 50 years.  Mr. Parker is a mining engineer graduate from South Dakota School of Mines, with a Master’s Degree in Mineral Engineering Management from Penn State. Mr. Parker was President and CEO, and a director of U.S. Silver Corporation until his retirement in 2012.  Prior to that, Mr. Parker was President and CEO of Gold Crest Mines, Inc., before which  he was the President and CEO of High Plains Uranium, Inc., a junior uranium mining company acquired by Energy Metals in January 2007. Mr. Parker also served for 10 years as Executive Vice President of Anderson and Schwab, a management consulting firm. Prior to Anderson and Schwab, Mr. Parker held many executive management positions including with Costain

Minerals Corporation, ARCO, Kerr McGee Coal Corporation and Conoco. He also has worked in the potash, limestone, talc, coal and molybdenum industries and has extensive experience working in Niger, France and Venezuela.

The Board of Directors has concluded that Mr. Parker is well qualified and should serve as a director on the basis of his contributions to the Company as a director since 2007, most recently, as our Lead Director since 2014, as well as his 50 years of experience in the mining industry and in executive management positions.

Gary C. Huber, 65, Ph.D, P.Geo	Director

Dr. Huber is a mining executive with over 40 years of natural resources experience. Previously, Dr. Huber served as a director for Ur‑Energy during 2007. Dr. Huber returned to serve as a director for Ur-Energy in 2015. In the interim, Dr. Huber served as President and CEO of Neutron Energy, Inc. (2007-2012), a privately-held uranium company which was conducting project feasibility analyses as well as permitting of two uranium mines and a mill complex. He is currently a director of Gold Resource Corp. (since January 2013), and serves as the Chair of its Audit Committee and as a member of its Compensation Committee.

Dr. Huber is the founder, in 2006, and managing member of Rangeland E&P, LLC, a private company established for oil and gas exploration. From 2010 to 2011, Dr. Huber served as an independent director of Capital Gold Corp., a gold mining company with operations in Mexico which eventually merged into AuRico Gold Inc., including serving on its Audit and Corporate Governance Committees. Dr. Huber was one of the founders of Canyon Resources Corporation in 1979, and served in various capacities there until 2006, including as director, chief financial officer, vice president of finance, treasurer and secretary. He also served as the president and chief executive officer of CR Minerals Corporation, an industrial minerals subsidiary of Canyon Resources, from 1987 to 1998. Dr. Huber holds a Ph.D in geology from Colorado School of Mines and received a Bachelor of Science in Geology from Fort Lewis College. He is a fellow of the Society of Economic Geologists, where he previously served as the Chairman of its Audit and Investment Committees; a member of the Society for Mining, Metallurgy and Exploration; and a Utah registered Professional Geologist. Dr. Huber currently is a director and the treasurer of The Society of Independent Professional Earth Scientists, a not-for-profit professional group. Dr. Huber formerly was a director of the Denver Gold Group, a not-for-profit industry association for publicly-traded precious metal companies.

The Board of Directors has concluded that Dr. Huber is well qualified and should serve as a director of the Company on the basis of his contributions to the Company as a director (in 2007, and since his return to the Board in 2015), and as a result of his extensive mining industry experience including in areas of natural resources development and mining operations, and executive management and finance, developed by serving as an executive officer and director of publicly-traded natural resource companies.

Proposal No. 2:  Re-Appointment of PricewaterhouseCoopers LLP, Chartered Professional Accountants, as our Independent Auditors and Approval for the Directors to Fix the Remuneration of the Auditors

Appointment of Auditor

It is proposed to approve an ordinary resolution to re-appoint the firm of PricewaterhouseCoopers LLP, Chartered Professional Accountants, as auditors of the Company to hold office until the close of the next annual meeting of shareholders or until PricewaterhouseCoopers LLP is removed from office or resigns, and to authorize the Board of Directors of the Company to fix the remuneration of PricewaterhouseCoopers LLP as auditors of the Company.

A representative of PricewaterhouseCoopers LLP is anticipated to attend the Meeting.

Recommendation of Ur-Energy’s Board of Directors

The Board of Directors recommends that the shareholders vote FOR the re-appointment of PricewaterhouseCoopers LLP, Chartered Professional Accountants, and to authorize the Board of Directors of the

Company to fix the remuneration of PricewaterhouseCoopers LLP as auditors and, unless a shareholder gives instructions on the proxy card to the contrary, the proxies named thereon intend to so vote.

The approval of Proposal No. 2 requires the approval of a majority of the votes cast by shareholders present in person or represented by proxy at the Meeting.

Proposal No. 3:  Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers

Advisory Vote on Named Executive Officer Compensation

In accordance with SEC rules, our shareholders will be asked at the meeting to approve the compensation of our Named Executive Officers as disclosed in this Circular, including the disclosures under “Compensation Discussion and Analysis”, the accompanying compensation tables, and the related narrative disclosure. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the policies and practices described in this Circular.

We conducted a similar advisory vote in 2016, and approximately 94% of the votes cast at that meeting voted in favor of the compensation of our Named Executive Officers. This vote is advisory, which means that its outcome is not binding on the Company, the Board of Directors or the Compensation Committee of the Board of Directors.

The next advisory vote will occur at our annual meeting in 2018.

The Compensation Committee and the Board of Directors believe that the policies and procedures set forth below under “Compensation Discussion and Analysis” are effective in achieving our goals. As described under “Compensation Discussion and Analysis” our compensation program is designed to motivate executive officers and employees to achieve the pre-determined objectives without taking excessive risks; provide competitive compensation and benefit programs to attract and retain highly qualified executives and employees; encourage an ownership mentality; and, fundamentally, to support the achievement of results. We believe that the Company’s compensation program, with its balance of (i) short-term incentives (including cash bonus awards and performance conditions for such awards), (ii) long-term incentives (including equity awards of stock options and restricted share units which currently vest over varied periods of eighteen months to two years, and for equity awards subsequent to the meeting will vest of varied periods of two to three years), and (iii) share ownership guidelines, reward sustained performance that is aligned with long-term shareholder interests. Shareholders are encouraged to read the “Compensation Discussion and Analysis,” the accompanying compensation tables, and the related narrative disclosure. Accordingly, shareholders will be asked to approve on the following ordinary resolution (the “Advisory Vote on Named Executive Officer Compensation Resolution”) at the Meeting:

BE IT RESOLVED THAT the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Management Proxy Circular for this annual and special meeting of shareholders, including the “Compensation Discussion and Analysis,” the accompanying compensation tables and the related narrative disclosure, pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission.

Recommendation of Ur-Energy’s Board of Directors

The Board of Directors recommends that shareholders vote FOR approval of the Advisory Vote on Named Executive Officer Compensation Resolution.

The approval of the advisory vote on Proposal No. 3 requires the affirmative vote of a majority of the votes cast at the meeting. Although the advisory vote is non-binding, the Board will review the results of the vote and will take them into account in determinations concerning executive compensation.

Proposal No. 4: Approval of the Renewal, Including Amendments, of the Ur-Energy Inc. Amended and Restated Stock Option Plan, 2005

At the Meeting, shareholders will be asked to consider, and, if thought advisable, to pass, with or without variation, a resolution substantially in the form set out below, to approve amendments to the Ur-Energy Inc. Amended and Restated Stock Option Plan 2005, as amended (the “Option Plan”); to ratify, confirm and approve the renewal of the Option Plan and approve and authorize for a period of three years all unallocated options issued pursuant to the Option Plan. The Board of Directors wishes to renew the Option Plan, which was previously ratified, confirmed and approved at meetings of shareholders of the Company in April 2014, April 2011, and May 2008. The rules of the Toronto Stock Exchange (“TSX”) provide that the stock option plan of an issuer must be approved by its securityholders every three years after its institution if such plan does not have a fixed maximum number of securities issuable thereunder, which is the case of the Option Plan of the Company, which provides that the maximum number of Common Shares available for issuance hereunder is equal to 10% of the number of Common Shares outstanding at the time of grant.

The shareholders are asked at the Meeting to approve amendments to the Option Plan approved by the Board of Directors, on the recommendation of the Compensation Committee, in April 2017, as well as to approve the renewal of the Plan. The amendments (a) amend and extend the vesting period so that, going forward, options in a grant vest over a three-year period: one-third on the first anniversary, one-third on the second anniversary and one-third on the third anniversary of the grant; (b) confirm that dividends, for all award types, shall not be payable on unvested options; and (c) update the Option Plan for compliance with applicable laws, including conformity with tax rules and requirements; and (d) make certain other housekeeping changes. The amendments do not request any increase in the percentage number of Common Shares available for issuance under the Option Plan, nor do the amendments change the term (five years) of the options. The Option Plan is described in greater detail in the “Equity Incentive Plans” section below under the heading “Stock Options and RSUs,” and the full text of the Option Plan is attached to this Circular as Schedule A.  A shareholder may obtain a copy of the Option Plan from the Secretary of the Company upon request at 10758 West Centennial Road, Suite 200, Littleton, Colorado 80127, telephone 720-981-4588.

At the Meeting, shareholders will also be asked to consider and, if deemed advisable, to approve, with or without variation, the unallocated options, rights or other entitlements with respect to treasury issuances under the Option Plan and the grant of options until May 18, 2020, which is the date that is three years from the date of the Meeting.

The Board of Directors is of the view that it is in the best interests of the Company to approve the amendments to and renew the Option Plan, which will continue to enable the Board of Directors to grant options to directors, officers, employees and consultants of the Company and its subsidiaries as a means of attracting and retaining highly-qualified directors, officers, employees and consultants who will be motivated towards the success of the Company and to encourage share ownership in the Company by directors, officers, employees and consultants who work in behalf of the Company.

If at the Meeting, the shareholders of the Company do not approve all unallocated options with respect to treasury issuances available under the Option Plan, all currently outstanding options will be unaffected, however the Company will not issue any further options under the Option Plan and any outstanding options that are thereafter cancelled or expire will not be available for re-grant until such time as shareholder approval is obtained.

Accordingly, shareholders will be asked to approve the following resolution (the “Option Plan Resolution”) at the Meeting:

BE IT RESOLVED THAT:

1.           The renewal of Ur-Energy Inc. Amended and Restated Stock Option Plan, 2005, as described herein and as set forth fully in Schedule A to this Circular (the “Option Plan”), which was adopted in connection with the initial public offering of the Company in November 2005, ratified, confirmed and approved by the shareholders on May 8, 2008, April 27, 2011, and April 29, 2014, be and is hereby ratified, confirmed and approved;

2.           The amendments to the Option Plan as described herein and set forth fully in Schedule A be and are hereby approved;

3.           All unallocated options issuable pursuant to the Option Plan be and are hereby approved and authorized, and the Company be authorized to have the ability to continue granting options under the Option Plan, until the third anniversary date of the adoption of the present resolution by the shareholders of the Company, namely, May 18, 2020; and

4.           Any director or officer of the Company be and each of them is hereby authorized, for and on behalf of the Company, to do such things and to sign, execute and deliver all such documents that such director or officer may, in their discretion, determine to be necessary or useful in order to give full effect to the intent and purpose of this resolution.

Recommendation of Ur-Energy’s Board of Directors

The Board of Directors unanimously recommends that the shareholders vote FOR the Option Plan Resolution.

The approval of Proposal No. 4 requires the majority of the votes cast by shareholders present in person or represented by proxy at the Meeting, excluding 4,954,719 Common Shares held by certain insiders of the Company and their affiliates.

MANAGEMENT

Identification of Executive Officers

Jeffrey T. Klenda, 60, B.A.	Chairman, President & Chief Executive Officer

Mr. Klenda graduated from the University of Colorado in 1980 and began his career as a stockbroker specializing in venture capital offerings. Prior to founding Ur-Energy in 2004, he worked as a Certified Financial Planner and was a member of the International Board of Standards and Practices. In 1986, he started Klenda Financial Services, an independent financial services company providing investment advisory services to high-end individuals and corporate clients as well as providing venture capital to corporations seeking entry to the U.S. securities markets. In the same year, Mr. Klenda formed Independent Brokers of America, Inc., a national marketing organization.  He also served as President of Security First Financial, a company he founded to provide consultation to individuals and corporations seeking investment management and early stage funding. Over the last 30 years, Mr. Klenda has acted as an officer and/or director for numerous publicly-traded companies, having taken his first company public at 28 years of age. Currently, Mr. Klenda is a director of Organto Foods Inc. (since November 2013). Mr. Klenda has served as the Chairman of the Board of Directors of the Company since 2006. He served as Executive Director January 2006 - May 2015. Thereafter, he served as Acting Chief Executive Officer until being named Chief Executive Officer by our Board of Directors in December 2016.

Roger L. Smith, 59, CPA, MBA, CGMA	Chief Financial Officer and Chief Administrative Officer

Mr. Smith has 35 years of mining and manufacturing experience including finance, accounting, IT, ERP and systems implementations, mergers, acquisitions, audit, tax and public and private reporting in international environments. Mr. Smith served as Ur-Energy’s Chief Financial Officer and Vice President Finance, IT and Administration until May 2011, when he assumed the title and responsibilities of Chief Administrative Officer as well as Chief Financial Officer. Mr. Smith joined Ur-Energy in May 2007, after having served as Vice President, Finance for Luzenac America, Inc., a subsidiary of Rio Tinto PLC and Director of Financial Planning and Analysis for Rio Tinto Minerals, a division of Rio Tinto PLC, from September 2000 to May 2007.  Mr. Smith has also held such positions as Vice President Finance, Corporate Controller, Accounting Manager, and Internal Auditor with companies such as Vista Gold Corporation, Westmont Gold Inc. and Homestake Mining Corporation.  He has a Master of Business Administration and Bachelor of Arts in Accounting from Western State Colorado University, Gunnison, Colorado.

Steven M. Hatten, 53, B.Sc.	Vice President Operations

Prior to being named Ur-Energy’s Vice President Operations in 2011, Mr. Hatten served as our Engineering Manager from 2007 to 2010 and as Director of Engineering and Operations 2010 to 2011.  He has over 20 years of experience with a strong background in in situ recovery uranium design and operations. He previously worked as a Project Engineer for Power Resources, Inc., the Manager Wellfield Operations for Rio Algom Mining Corp. and Operations Manager at Cameco’s Smith Ranch – Highland Facility.  Mr. Hatten has a Bachelor of Science in Petroleum Engineering from Texas Tech University.

John W. Cash, 44, M.Sc.	Vice President Regulatory Affairs

Mr. Cash has been our Vice President Regulatory Affairs since March 2014. Previously, he was named Vice President Regulatory Affairs, Exploration & Geology in 2011 and served in that capacity until March 2014. Prior to that time, Mr. Cash was our Environment, Health, Safety and Regulatory Affairs Manager from 2007 to 2010 and Director of Regulatory Affairs 2010 to 2011.  He previously worked for Crow Butte Resources, Inc. a subsidiary of Cameco, from 2002 to 2007, including as Senior Environmental/Safety Superintendent, Safety Director/Wellfield Supervisor and Operations Superintendent. Prior to that time, Mr. Cash also worked in uranium exploration. He is a Fellow of the World Nuclear University Summer Institute, 2005. Mr. Cash has a M.Sc. Geology and Geophysics from the University of Missouri-Rolla.

James A. Bonner, 70, B.Sc.	Vice President Geology

Mr. Bonner is a Professional Geologist with 23 years in the uranium exploration and development industry, three years in the oil and gas industry and 13 years in environmental engineering consulting. He joined Ur-Energy as Vice President Geology in March 2014, having most recently served as Vice President of Exploration for Powertech (USA), Inc.  He previously worked as a consulting geologist, was employed as a Senior Geologist for Gordon Environmental in Albuquerque, New Mexico, and worked for 16 years in uranium exploration for Rocky Mountain Energy Company throughout the western U.S.  Mr. Bonner is a Registered Professional Geologist and a Certified Professional Geologist, and is a member of the Geological Society of America and the American Institute of Professional Geologists. Mr. Bonner received a Bachelor of Science in Geology from the University of Wyoming.

Penne A. Goplerud, 55, JD	General Counsel & Corporate Secretary

Ms. Goplerud has more than 20 years of diverse legal experience in complex litigation, business matters and natural resources transactions. While in private practice, she represented clients in commercial litigation, arbitration and mediation involving mining, oil and gas, commercial and corporate disputes, securities and environmental law.  She also has counseled business clients and represented clients in the negotiation of business transactions. Prior to joining Ur-Energy as Associate General Counsel in 2007, much of Ms. Goplerud’s practice focused on natural resources and transactional work. Ms. Goplerud obtained her JD from the University of Iowa College of Law.

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Committee is composed of independent directors and is responsible for matters of compensation as they relate to our employees and, more specifically, our executive officers including the Chief Executive Officer. The Compensation Committee discussed the following Compensation Discussion and Analysis (“CD&A”) with management, and thereafter recommended to the Board, which approved, this CD&A.

Compensation Program and Philosophy

Ur-Energy is committed to managing our human resources. We believe that the caliber and commitment of our executive officers are critical to our continued success and performance, and the overall commitment of all of our employees.

The Compensation Committee reviews and makes recommendations to the Board with respect to the overall approach to compensation for all of our employees, and specifically with respect to our executive officers, including the Chief Executive Officer, Jeffrey Klenda, and the remuneration of directors.

Our named executive officers (“Named Executive Officers” or “NEOs”) for 2016 were:

•	Jeffrey T. Klenda, Chairman, President and CEO,
•	Roger L. Smith, Chief Financial Officer and Chief Administrative Officer,
•	Penne A. Goplerud, General Counsel and Corporate Secretary,
•	Steven M. Hatten, Vice President Operations, and
•	John W. Cash, Vice President Regulatory Affairs.

We maintain a compensation program in which both performance and compensation are routinely evaluated. Further, we maintain a program in which (a) pay for performance is supported by a significant percentage of executive pay being at risk (50% of CEO compensation; 45% of other executive officers); (b) motivating executive officers to create shareholder value by using total shareholder return as a part of the Total Company objectives; (c) performance by all employees on personal objectives and corporate objectives is evaluated, with executive officers’ short-term incentive bonus awards being more closely aligned to performance on corporate objectives (60%) based upon the greater opportunity, and responsibility, to shape corporate performance (hourly and non-managerial staff bonuses are more heavily weighted to their personal objectives), and 80% of an executive’s long-term incentive is based upon stock options; (d) certain defined thresholds must be reached as a minimum level of performance, typically 80% (or, a score of 3 on our 1-7 scale), before eligibility for payout on any objective and, by contrast, short-term incentive bonuses are effectively capped, as the maximum level of performance for each objective is typically set at 120% (or, a score of 7 on our 1-7 scale); (e) reasonable salaries and overall compensation packages are based upon regularly updated compensation surveys and ongoing review of peer comparators’ practices; (f) compliance with executive stock ownership guidelines is routinely monitored; (g) we have no multi-year contracts with executive employees, and our employment agreements with executive officers protect specialized and proprietary information, and contacts with personnel obtained while employed with the Company; (h) we do not permit repricing of stock options; (i) we do not permit payment of dividends on unvested or redeemed equity awards of all types; (j) executives are not permitted to hedge their beneficially-held Company’s shares; and (k) we have adopted a clawback policy, all as set forth in greater detail below.

Our compensation program is designed to effectively link compensation to performance as demonstrated by the completion by our executive officers of corporate and personal objectives that are designed to drive shareholder value creation. The Compensation Committee believes that it is important to maintain a clear link between the achievement of these objectives and compensation payout. Our first three years in operations at our Lost Creek uranium recovery project have permitted us an opportunity to thoughtfully review the metrics and priorities most appropriately used to establish and maintain that connection. In doing so, the following considerations have been taken into account:

•the selection of corporate and personal objectives that are measurable and tied to shareholder value creation is fundamental to our success as a company;

•executive officers should be evaluated and paid based on performance and achievement of both corporate and personal objectives; and

•executive officers should have a clear understanding of how their performance and the achievement of pre-determined objectives may influence their compensation.

The objectives of the compensation program are designed to:

•support the achievement of results;

•motivate executive officers to achieve the pre-determined objectives without taking excessive risks;

•provide competitive compensation and benefit programs to attract and retain highly qualified executives; and

•encourage an ownership mentality, which is further augmented through share ownership guidelines for all executive officers.

The compensation program process begins in the fourth quarter each year as we look ahead and establish department objectives and corporate objectives. Our executives and all staff then prepare their personal objectives in conjunction with the establishment of the budget and our key performance indicators.  As a part of this look ahead, the Compensation Committee recommends and the Board considers and approves the annual grant of stock options and restricted share units (“RSUs”) to those eligible for consideration.

In the first quarter of each year we reflect on our performance during the past year, initially with a determination of performance on corporate objectives, which is reviewed with the Compensation Committee and the Board of Directors. Performance of all staff is reviewed and employee performance assessments are conducted by supervisors and managers. Executive officers are evaluated by the Chief Executive Officer and the Compensation Committee; the Chief Executive Officer is evaluated by the Compensation Committee and the Board of Directors. Based upon these performance assessments, the bonuses are determined and awarded. See further discussion under the heading “Short Term Incentive Plan” below. During the performance assessment process, various aspects of succession planning are considered.

Thereafter, typically during second or third quarter, cost-of-living adjustments are calculated. Contemporaneously, salary surveys are completed, with staff salaries adjusted to the findings of the survey, as necessary, and/or for merit increases. Throughout the year, employee development opportunities are implemented. As necessary and appropriate, a mid-year review of departmental and/or individual objectives is undertaken, with adjustments made as required to address and accommodate changed circumstances.

Compensation Structure

Our compensation program comprises base salary, short- and long-term incentives, and other perquisites. The components of total direct compensation relate to performance as follows:

Fixed Compensation	Variable Compensation

Current	Short-term Incentives	Long-term Incentives

Based on skills, experience and market rates	Tied to Past Annual Performance	Tied to Future Long-term Share Price Performance

Base Salary	Cash Bonus	Stock Options	Restricted Share Units

Employment Agreements with Named Executive Officers

We have employment agreements with each of our executive officers. Traditionally, we have not maintained multi-year agreements. The agreements contain standard employment provisions, as well as salary, entitlement to a cash bonus to be determined in the discretion of the Board, and statements of eligibility for Company benefits (health and wellness benefits, paid time off, 401(k) plan), and equity compensation plans (stock option and RSU plans). The agreements also provide for post-termination obligations of the executives (one-year non-solicitation provisions applicable to all Named Executive Officers; and one-year non-competition provisions in the agreements of Messrs. Hatten and Cash). Post-termination obligations of the Company with respect to the NEOs, including in an event of change of control, are discussed and summarized below under the heading “Potential Payments Upon Termination or Change of Control.” The Compensation Committee reviews the employment agreements of and compensation program for the executive officers on a periodic basis.

Objectives to be Met Through “Pay Mix”

The compensation program is designed to provide motivation and incentives to the executive officers and employees with a view toward enhancing shareholder value while successfully implementing our corporate objectives. The compensation program accomplishes this by rewarding performance that is designed to create shareholder value. The portion of variable, at-risk, performance-based compensation is commensurate to the executive officer’s or employee’s position and rise as their respective level of responsibility increases. Further, the mix and structure of compensation is designed to strike an appropriate balance to achieve pre-determined objectives without motivating excessive risk taking.

Our share price may be heavily influenced by changes in uranium and other commodity prices, which are outside of our control. As a result, the compensation program is designed to focus on areas where the executive officers and employees have the most influence. To achieve this, a combination of operational, financial and share price criteria are utilized when selecting corporate and personal objectives and establishing an appropriate combination of pay.

The compensation structure and “pay mix” in place for 2016 for our CEO and other executive officers was as follows:

The characteristics of the compensation program’s mix of pay, as they relate to the executive officers, include:

•a significant portion of executive pay is at-risk;

•executive officers have a higher percentage of at-risk compensation relative to other employees, because they have the greatest ability to influence corporate performance;

• of an executive’s short-term incentive is based on corporate performance; and

•80% of an executive’s long-term incentive is composed of stock options, which are highly leveraged to our share price performance.

The incentive compensation actually received by the executive officers varies based upon individual performance and the achievement of the pre-determined corporate and personal objectives and is ultimately subject to the discretion of the Compensation Committee and the Board.

Components of Compensation

Base Salary

Base salary is the fixed portion of cash compensation earned by and paid to our executive officers and employees. We provide our executive officers and employees with base salaries to compensate them for services rendered during the fiscal year and to aid in attracting and retaining quality employees. Base salaries for all employees are reviewed annually and the Compensation Committee reviews the base salary for each executive officer routinely or upon a promotion or other change in job responsibility, based on the individual’s level of responsibility, the importance of the position and the individual’s contribution to our overall performance. The Compensation Committee also assesses the base salaries of the executive officers relative to a group of peer companies with similar scope and operations to ensure that base salaries are positioned competitively with executive officers in similar roles at peer companies. Most recently, a formal review was made in 2015 and involved survey data from the peer group established by the Company, utilizing our subscription to Equilar. That peer group includes most of the same companies in our 2016 peer group (see discussion below under the heading “2016 Review of Compensation Program”). The review revealed that our executive officers generally are compensated within the ranges of the comparator company data, with certain exceptions. Our objective remains to provide a competitive base salary designed to recruit and retain qualified, high-performing executives, while responsibly administering our budget and attaining our corporate objectives, including advancing our Lost Creek operations.

At the end of 2015, all executive officers were provided with a five percent cost-of-living adjustment, following three years with no salary increase. Additionally, certain other adjustments were made to base salary for Messrs. Klenda, Hatten and Cash, during 2015, to better compensate for additional duties and responsibilities assumed following the departure of our former President and CEO. The salaries of Messrs. Hatten and Cash were adjusted in April 2015, each by $1,500 per month or approximately a 10% increase. Following the review by the Compensation Committee of our base compensation with our established peer group, Mr. Klenda’s salary was increased in December 2015, by approximately $3,200 per month or approximately 15%. There were no adjustments to the base salaries of our executives during 2016. We did not retain an independent compensation consultant in 2016, as there were no anticipated adjustments following the cost of living adjustment for all executives and certain other increases which were implemented, as described, in 2015.

Short-Term Incentive Plan

Total cash compensation includes base salary and any variable (at risk) short-term cash incentive compensation.  Bonus awards under our short term incentive plan (“STIP”) are calculated using a formula that is based upon performance in relation to corporate objectives, set by the Chief Executive Officer and executive management and approved by the Board, and in relation to personal objectives, also overseen by our Chief Executive Officer and Board. The STIP program is designed to recognize and reward both corporate and individual performance results. A rebalancing of the weighting of corporate and personal objectives as related to the STIP program, which was implemented in 2015, provides greater personal responsibility of each executive officer for not only the corporate objectives, but also his or her personal objectives which are tied to that year’s corporate objectives. This, too, was developed by the Compensation Committee through its review of peer group practices and other standards.

The following table shows the current target levels and weightings used to establish the 2016 STIP awards for our NEOs:

STIP Targets and Weights
POSITION	STIP Target (% of Base Salary)	Corporate Objectives Weight	Personal Objectives Weight
Chairman, President and CEO: Jeffrey T. Klenda	40%	60%	40%
Chief Financial Officer and Chief Administrative Officer: Roger L. Smith	30%	60%	40%
Corporate Secretary and General Counsel: Penne A. Goplerud	30%	60%	40%
Vice President Operations: Steven M. Hatten	30%	60%	40%
Vice President Regulatory Affairs: John W. Cash	30%	60%	40%

We calculate the STIP awards as follows:

The following table provides a demonstrative example of the STIP award calculation that would result for a chief executive officer with a base salary of $100,000, if his or her corporate and personal objectives results were as shown in the weighted payout column.

Actual STIP awards are based on performance for the year and paid in the following year after our year-end results are released. For 2016, the STIP awards for executives were calculated on the pre-established formula.

Long-Term Equity Incentives

The long-term incentive plan (“LTIP”) includes our Option Plan and the Ur-Energy Amended Restricted Share Unit Plan (the “RSU Plan”). A more detailed discussion of the Option Plan and RSU Plan can be found under the heading “Stock Options and RSUs.” The Option Plan and the RSU Plan form a long-term incentive plan for employees including executive officers and, in the case of the Option Plan, our consultants.  Participation in the Option Plan and the RSU Plan is determined by the Compensation Committee, taking into account the recommendations of the Chief Executive Officer (and, for the Chief Executive Officer, the recommendations of the Compensation Committee). The purpose of the Option Plan and the RSU Plan is to provide eligible participants with the opportunity to own Common Shares of the Company, enhance Ur-Energy’s ability to attract, retain and motivate key personnel, and align the participant’s interests with those of the Company’s shareholders. Awards made under the Option Plan and RSU Plan are similarly based upon a pre-established formula tied to base salary and the compensation structure explained above (a percentage of base salary; 4:1 ratio between stock options and RSUs). The LTIP target for our CEO is 60% of his base salary; the LTIP target for our other Named Executive Officers is 50% of his or her base salary.

Perquisites Including Benefits

We provide employees, including our executive officers, with perquisites including personal benefits that we believe are reasonable and consistent with the overall compensation program to better enable us to attract and retain quality employees. We periodically review the levels of perquisites provided to the employees and executive officers to ensure competitiveness and value. Executive officers participate on the same terms as other employees in our healthcare and other benefit programs including a 401(k) Plan, medical, prescription drug, dental, vision, short-term and long-term disability, life and supplemental life insurances; employee assistance program; and health and dependent care flexible spending accounts. Lost Creek employees are also eligible for a safety incentive program bonus which was initiated in 2015 and continues in 2017.

Compensation Risk Assessment

Our Compensation Committee Charter requires that the Compensation Committee review and consider the implications of the risks associated with our compensation policies and practices to avoid encouraging inappropriate risk taking by executive officers. The Compensation Committee has undertaken reviews of this type in conjunction with periodic reviews of the compensation program, including most recently in December 2016. The Committee has implemented and maintained multiple practices to ensure that there are not incentives to take inappropriate or excessive risks, including: combining fixed and variable compensation, with appropriate levels of equity compensation, and mandating equity ownership requirements for officers and directors which are routinely reviewed. Based upon the Compensation Committee’s review, we do not believe that the Company’s executive or non-executive compensation structure is reasonably likely to have a material adverse effect on the Company.

2016 Review of Compensation Program

The Compensation Committee from time to time undertakes a comprehensive review of our compensation program which includes competitive market data, pay grades, share ownership guidelines and short-term and long-term incentives. Most recently, this review of the program and of compensation of executive officers was completed in 2015, in conjunction with a review of compensation of our non-executive directors. Our last third-party review was completed in 2014, when our Compensation Committee retained the services of Roger Gurr & Associates (“RG&A”) to review the compensation of our executive officers. Certain recommendations by RG&A were implemented in 2015 as a part of the review and revision of the compensation program by the Compensation Committee.

The 2016 compensation program review began with the development of our peer group, to be utilized for multiple purposes. As with other peer comparator groups before it, the newly-revised peer group was used within our corporate objectives as a base from which we can compare our performance to other companies in the group for such things as total shareholder return. It is also used as a comparison group when we evaluate our directors and officers compensation, with additional review of companies outside the peer group which have similar executive positions where the peer group does not have sufficient depth of data. Generally, we review and/or update our peer group annually. Once updated, the

Compensation Committee reviews the peer group and recommends it, with any changes or additions, to the Board for approval. We subscribe to Equilar’s compensation services. Equilar’s tools assist us in the creation and evaluation of peer groups and in the evaluation of our directors and officers compensation.

The peer group approved in 2016 includes ten other uranium producers and explorers, as well as four other mining companies (e.g., gold, silver) with similar revenues, total assets and market capitalization, with a focus on U.S. based companies. Generally, our ranking is in the middle of the peer group in terms of revenues, total assets and market capital. Also, we have nine of the 14 companies in our peer group in common with our peer’s peer groups. In other words, the companies in our peer group have also chosen many of the same companies to be in their peer groups. Our 2016 peer group, as approved by the Board of Directors is as follows:

•	Americas Silver Corporation
•	Azarga Uranium Corp.
•	Comstock Mining, Inc.
•	Denison Mines Corp.
•	Energy Fuels Inc.
•	Gold Resource Corp.
•	Great Panther Silver Limited
•	Mega Uranium Ltd.
•	Peninsula Energy Limited
•	Toro Energy Limited
•	U3O8 Corp.
•	UEX Corp.
•	Uranium Energy Corp.
•	Uranium Resources, Inc.

As a result of our compensation program review, and based on consideration of the compensation programs of our peers, the weighting of STIP awards between performance to corporate objectives and personal objectives was rebalanced in 2015. With those changes, more weight is placed on the executive officers’ personal objectives than in past years. These personal objectives are aligned with the objectives of the department for which the executive officer is responsible and are designed to help the Company achieve its overall corporate objectives. Also, the earlier-planned structure of Lost Creek objectives being a subset of corporate objectives was modified to a system in which the categories of the overall corporate objectives relates to Total Company, Lost Creek, Pathfinder and Corporate Services on a weighted basis as set forth below. For 2016, we retained as the most significant weightings Total Company (30%) and Lost Creek (35%).

2016 Performance on Objectives and Relationship to STIP Awards

We use corporate objectives to broadly measure our total corporate performance.  Our corporate objectives are grouped into Key Performance Areas, which in turn include a number of compensable Key Performance Indicators (“KPIs”). For 2016, our corporate objectives are divided into four Key Performance Areas (“KPA”) that reflect our core reporting segments.  The following table shows the KPAs and their respective weights.

Weightings for each KPA are established based on the reporting segment’s objectives in relation to the overall corporate strategy of the Company. Health, safety and environmental performance objectives are embedded within each KPA. Each KPA includes a number of compensable targets or KPIs. KPIs are a combination of financial and non-financial measures that are directly aligned with the reporting segment’s strategy. Each KPI is aimed at driving annual performance within the KPA.

KPIs are the result of a cooperative effort among the reporting segments, executive management and our Board of Directors to establish objectives that align with our corporate strategy as charted by the Board of Directors. Reporting segment objectives that are considered to be most critical to corporate performance are selected to be KPIs. Selected KPIs, weightings and performance levels are presented to the Compensation Committee, and subsequently to the Board of Directors, for approval.

Each KPI has three performance levels (Threshold, Target and Maximum) that are used to measure results. Threshold, Target and Maximum performance-level values are based on quantifiable measures when possible, where typically the Threshold value is 80% of Target and the Maximum value is 120% of Target. When quantifiable measures are not possible, or more than one measure is used, we use a seven-point scale to measure results as follows:

1 - Unsatisfactory

2 - Below Expectations

3 - Met Expectations Low

4 - Met Expectations

5 - Met Expectations High

6 - Exceeded Expectations

7 - Outstanding

The Target level of performance for each KPI is set at an aggressive level that represents a 'reasonable stretch'. For example, when using our seven-point scale to measure results, a score of 5 (Met Expectations High) is used as the Target. Achieving the Target would result in a 100% payout of the Weighted KPI.

The Threshold level of performance is the minimum level of performance that must be met before being eligible for any payout on that KPI. The Threshold performance level is typically set at 80% of Target, or a score of 3 (Met Expectations Low) when using our seven-point scale. There is no payout if the Threshold is not met. Achieving the Threshold would result in a 50% payout of the Weighted KPI. The Maximum level of performance for each KPI is typically set at 120% of Target, or a score of 7 (Outstanding) when using our seven-point scale. Achieving or exceeding the Maximum would result in a 150% payout of the Weighted KPI.

A straight-line interpolation is used to calculate payouts when the result is between the Threshold (50%) and Maximum (150%) targets.  The Weighted Payout is the result of multiplying (a) the Weighted KPI times (b) the Result Payout.

Together with the Compensation Committee, management regularly monitors the corporate results as they relate to the KPIs to determine if the Company is on-track to meet its objectives. After year end, a final review of the corporate results is overseen by the Compensation Committee and reported to the Board of Directors. In March 2017, the Board of Directors reviewed corporate performance based upon the selected KPI objectives established for 2016. Our corporate performance was evaluated as having generally met the performance objective targets, and exceeded the targets in several categories and specific objectives.

Results of performance based upon these 2016 corporate objectives, as approved by the Compensation Committee and Board of Directors, are set forth in the tables below and explained in the text which follows each key performance area of the corporate objectives.

KPI AND MEASURE	RESULTS	THRES-HOLD	TARGET	MAXIMUM	KPI WEIGHT	KPI PAYOUT	WEIGHTED KPI PAYOUT
Total Company
HSE Reduce incidents (LTIR, TRIR, dosage levels) and violations	Score of 4.0 (Comparisons 2016-2015) TRIR (3.8 v. 8.8) LTIR (3.8 v. 0.0) Violations (4 v 4)	3 Unchanged	5 25% Reduction	7 50% Reduction	3%	75%	2.3%
Free Cash Flow Achieve budget (operating cash flow minus capital expenditures)	Score of 6.6 $2.8M	80% $1.9M	Budget $2.4M	120% $2.9M	9%	140%	12.6%
TSR Achieve median one-year return compared to peers	Score of 4.0 37%	25th Percentile	50th Percentile	75th Percentile	9%	75%	6.8%
Average Realized Price Exceed the one-year average published spot price	Score of 7.0 Average realized price - $39.49 Average spot price - $25.64	80% of Spot Price	100% of Spot Price	120% of Spot Price	3%	150%	4.5%
Regulatory Defend against harmful, negative issues	Score of 6.0 Succeeded in holding off implementation of Pt 192 rulemaking obtaining revisions to new EPA regulations before finalized	3 Unchanged	5 Met High	7 Outstanding	3%	125%	3.8%
Strategic Plans Develop strategy to positively position the Company	Score of 6.0 Proactive measures taken to address depressed uranium market; minimized financing needs	3 Unchanged	5 Improved	7 Significantly Improved	3%	125%	3.8%
					30%		33.8%

Total Company: Our 2016 corporate “Total Company” objectives continued to focus on growing our organization in a safe and measured manner. Namely, with an emphasis on safety in all that we do, reaching our objectives within budget and attaining free cash flow, returning value to our shareholders and continuing to develop our term contract program. Our term contracts have set us apart from others in the industry with base revenues known and de-risked. These revenues permitted us again to timely make all payments in debt service during 2016, including the final repayment of the RMB debt facility which was retired in December 2016. We continue to be innovative in all aspects of our business including operational refinements, regulatory permitting firsts (Class V authorizations), and obtaining greatest value from our term-contract program.

While we improved our overall safety record at all sites, we experienced a higher reportable incidence (TRIR in table, above) than we targeted (namely, zero). We had two lost-time injuries (LTIR in table, above). Both occurred early in the year, after which our physical safety record improved significantly with no other lost time or serious incidents in 2016. In April 2017, we recognized a safety milestone, as 12 months have passed with no lost-time accidents. This achievement speaks highly of the commitment and diligence of our Lost Creek team. NRC and Wyoming Department of Environmental Quality (WDEQ) inspections resulted in four violations from the NRC and none from the WDEQ. Again, this result was not in line with our overall target to operate with no violations, but all violations were cited at the lowest level of seriousness, and all were promptly remediated or otherwise resolved with the NRC.

As a result of our diligent cash-flow management, our free cash flow exceeded our budget for the year. Our results on Total Shareholder Return (TSR), met the threshold level, but fell short of targeted return largely due to a significant decrease in uranium pricing over which we have no control. See also discussion under heading “Total Shareholder Return,” below.

KPI AND MEASURE	RESULTS	THRES-HOLD	TARGET	MAXIMUM	KPI WEIGHT	KPI PAYOUT	WEIGHTED KPI PAYOUT
Lost Creek
HSE Reduce incidents (LTIR, TRIR, dosage levels)	Score of 5.0 Rate was 3.8 (compare 8.8 2015) >50% reduction Two lost time incidents	3 Unchanged	5 25% Reduction	7 50% Reduction	5%	100%	5.0%
Regulatory Reduce number and severity of notices of violations from regulatory agencies	Score of 4.0 4 NOVs with low severity (compare 2015: 4 with low severity)	3 Unchanged	5 25% Reduction	7 50% Reduction	5%	75%	3.8%
Production Achieve revised budget (pounds drummed)	Score of 3.9 561,000 lbs (drummed)	80% Budget 552,000 lbs	Budget 690,000 lbs	120% Budget 828,000lbs	6%	73%	4.4%
Production Costs Achieve budget (10% reduction in cash cost per pound sold)	Score of 3.7 $20.99 (Not reduced for revised production targets)	120% Budget $22.37	Budget $18.64	80% Budget $14.91	5%	68%	3.4%
Lost Creek Permitting Advance (Class V, LC East & KM) or submit, as necessary	Score of 5.0 Class V permitting completed. Considerable advancement of KM & LC East Amendments	3 Met Low	5 Met High	7 Outstanding	2%	100%	2.0%

Development Develop MU1 and MU2 and construct HH and infrastructure as necessary(1)	Score of 5.0 Plan revised to integrated refinements in production processes from HH13; completed on time and on budget	3 Met Low	5 Met High	7 Outstanding	5%	100%	5.0%
Development Costs Achieve budget (5% reduction in drilling and construction costs)	Score of 7.0 $2.1M Workplan revised in light of market (see Development KPI)	120% Budget $5.2M	Budget $4.3M	80% Budget $3.5M	2%	150%	3.0%
Employee & Community Relations Improve relations (lower turnover rates, relationship efforts, etc.)	Score of 5.0 Turnover better (27%) but still high, morale improved; external relations very good	3 Unchanged	5 Improved	7 Significantly Improved	5%	100%	5.0%
					35%		31.6%

(1)	MU2 development deferred from 2016 work plan.

Lost Creek: Our 2016 corporate objectives continued to focus on Lost Creek, with a weighting of 35% associated with the objectives directly related to Lost Creek including advancing our operations, while continuing to improve our safety standards. While we improved our safety record at the site substantially (reducing by more than 50% the prior year’s LTIR), we did not achieve our stated objective of no lost time incidents. We continue to strive to improve the overall safety record, and have demonstrated that commitment with the safety milestone recently recognized of 12 months with no lost-time accidents.

Production standards continued at steady-state, with many significant operational refinements being achieved. After more than three years of production, we continue to produce only from Mine Unit 1 (MU1), while meeting all of our contractual commitments. The last of the originally-planned header houses in MU1 was brought online in Q2 2016 and served as a testing ground to introduce multiple production and process refinements which, once proven, were selectively implemented throughout MU1. We persist in our efforts to refine all aspects of our operations for better production results at the lowest possible costs. We continue to achieve the lowest-cost production among publicly-traded companies. Plans established in 2015 to control production output levels to meet contractual commitments continued throughout 2016. The controlled reduction remains a response to the continued depressed spot price market.

During 2016, all general regulatory authorizations for Class V wells were completed for Lost Creek. This facilitates one of the most significant operational enhancements at the site. These relatively shallow Class V wells will allow for the onsite recirculation of up to 200 gpm of fresh permeate (i.e., clean water) from operations. Subsequent to year’s end, the new Class V wells and RO system have been brought online and are now operational. We anticipate that this new water recycling system will enhance waste water disposition at the site. These were not the only permitting advances made during the year:  the processes advanced toward obtaining all approvals for the amendments for recovery from the KM Horizon and LC East project mine units at Lost Creek.

Finally, our community relations based from Lost Creek, as well as our relationships with our vendors and service providers, remain strong. Our turnover rates of site staff remain slightly higher than targeted, but were reduced from 2015, absent the figures directly attributable to the June 2016 reduction in force. Not unexpectedly, we experienced additional turnover due to employment concerns related to the depressed state of the uranium market.

KPI AND MEASURE	RESULTS	THRES-HOLD	TARGET	MAXIMUM	KPI WEIGHT	KPI PAYOUT	WEIGHTED KPI PAYOUT
Pathfinder
HSE Reduce incidents (LTIR, TRIR, dosage levels) and violations	Score of 7.0 No Incidents No Violations	3 Unchanged	5 25% Reduction	7 50% Reduction	5%	150%	7.5%
Shirley Basin Permitting Submit high-quality applications on time	Score of 4.0 Filed with State – Q4 2015 Preparation of NRC well advanced	3 Complete	5 Complete and on time	7 Complete and early	6%	75%	4.5%
Development Costs Achieve budget (development and holding costs)	Score of 7.0 ($520,000) Low actuals due to deferral of certain NRC-related expenses	120% Budget $1.2M	Budget $1.0M	80% Budget $0.8M	3%	150%	4.5%
Data Development Organize and catalog data from PMC acquisition	Score of 5.0 Categorized over 80% of existing data	3 Met Low	5 Met High	7 Outstanding	3%	100%	3.0%
Government & Community Relations Improve government and community relations	Score of 5.0 Community relations remain strong.	3 Unchanged	5 Improved	7 Significantly Improved	3%	100%	3.0%
					20%		22.5%

Pathfinder:  Our 2016 performance in respect of our Pathfinder Mines assets continued to be strong. Our safety record for Pathfinder, including Shirley Basin Project, remained perfect: no incidents. This included activities with staff and contractors on site. During 2016, we advanced the application for permit to mine with the WDEQ, which was accepted as technically complete in Q1 2016 and has proceeded through routine processes since that time. Work is well underway on other applications for all necessary authorizations to mine at Shirley Basin. We have monitored the development of the Wyoming “agreement state” program, by which the NRC will delegate its authority for source material licensure and other radiation safety issues to the WDEQ. We understand that the development of the program remains on schedule for full implementation and transition likely occurring in 2018. Based upon that timing, we currently anticipate submitting our application for a source material license for Shirley Basin to the State program. In part, due to this deferral of the submission of our application, much of our Pathfinder advances were made under budget. During 2016, we continued our engagement with our landowning neighbors in Shirley Basin. We continued to operate the byproduct disposal facility with existing contracted parties making deliveries. Apart from Shirley Basin, we progressed the review and analyses of the significant database obtained as a part of the Pathfinder acquisition.

KPI AND MEASURE	RESULTS	THRES-HOLD	TARGET	MAXIMUM	KPI WEIGHT	KPI PAYOUT	WEIGHTED KPI PAYOUT
Corporate Services
HSE Reduce incidents (LTIR, TRIR, dosage levels) and violations	Score of 5.0 No incidents, injuries or NOVs	3 Unchanged	5 25% Reduction	7 50% Reduction	3%	100%	3.0%
Risk Management Minimize risk and maintain compliance	Score of 5.0 Overall improvement trend continued	3 Unchanged	5 Improved	7 Significantly Improved	3%	100%	3.0%
Financial Management Achieve average cash budget while meeting all operating requirements	Score 5.9 (avg. cash $4.2M) Maintained operating cash position. Avoided cash shortfalls	80% of budget $3.1M	100% of budget $3.9M	120% of budget $4.6M	3%	123%	3.7%
Reporting Provide robust reports for operating and cash flow management	Score of 4.0 Enhanced reporting, providing greater cost and cash management capability	3 Unchanged	5 Improved	7 Significantly Improved	2%	75%	1.5%
HR / IR Continued development of HR / IR programs	Score of 5.0 File audits, policy review and program results evaluated with plans for further evolution 2017	3 Met Low	5 Met High	7 Outstanding	2%	100%	2.0%
IT Implement enhanced security, inventory, and replacement programs	Score of 4 Network-wide monitoring and replacement programs in place	3 Unchanged	5 Improved	7 Significantly Improved	2%	75%	1.5%
					15%		14.7%

Grand Totals					100%		102.6%

Corporate Services:  Again, with a focus on safety at all of our sites, our support services groups performed well during 2016. We had no reportable safety incidents in the corporate services groups. Risk management remained a priority with our finance, compliance and legal groups, with reporting and other obligations completed in a timely and professional manner. We experienced no significant legal or compliance issue during the year. Our internal and external reporting remains of high quality, and our finance group continues to examine new priorities for the evolution of our internal reporting. The finance department was successful in forecasting and managing our cash resources. As mentioned, the RMB Resources debt facility was retired at the end of 2016, with all payments timely made. This again sets us apart from others in challenged commodities sectors who were unable to make their scheduled debt payments and were forced to renegotiate their debt agreements, often at unfavorable terms. All of these efforts relate to our ongoing efforts to strategically and successfully position the Company in these challenging market times. Our Chief Financial Officer continued his review of our compensation and benefit programs. See discussion, above, under the heading “2016 Review of Compensation Program.”

Overall, our 2016 performance-to-objectives result was 102.6% of the targeted 100%.

Total Shareholder Return

The total shareholder return (“TSR”) of the Company compared with the returns of our peer comparator group is shown on a one-year through five-year basis in the table below. The long-term TSR of Ur-Energy has been well above the top quartile, with a ranking in the top five of the comparator companies. The shorter-term TSR dropped below the 50% percentile in 2016, primarily driven by a significant decrease in uranium pricing, which impacted producing uranium companies more than non-producers and significantly more than non-uranium mining companies such as gold and silver companies that experience rising commodity prices.

Total Shareholder Returns as at December 31, 2016
Ur-Energy Inc. Comparator Companies
Small Cap Mining Companies - emphasis on uranium, coal & US based companies
YTD TSRs
Company Name	1 Year	2 Years	3 Years	4 Years	5 Years
Ur-Energy Inc.	-17.60%	-38.17%	-61.00%	-36.52%	-38.24%
Americas Silver Corporation	201.28%	7.01%	2.52%	-78.99%	-88.68%
Azarga Uranium Corp.	28.23%	-15.94%	N/A	N/A	N/A
Comstock Mining, Inc.	-34.23%	-65.39%	-84.97%	-88.46%	-85.71%
Denison Mines Corp.	3.30%	-46.59%	-57.08%	-57.77%	-58.28%
Energy Fuels Inc.	-44.32%	-73.31%	-71.30%	-81.26%	-88.05%
Gold Resource Corp	163.76%	29.54%	-3.35%	-71.59%	-79.40%
Great Panther Silver Ltd.	227.59%	173.43%	128.03%	6.97%	-15.57%
Mega Uranium Ltd.	106.59%	-3.44%	23.03%	-13.43%	-47.02%
Peninsula Energy Limited	-49.29%	17.71%	-19.33%	-70.82%	-66.44%
Toro Energy Limited	-38.32%	-54.71%	-56.95%	-74.04%	-67.16%
U3O8 Corp.	-13.92%	-46.12%	-80.23%	-91.75%	-94.59%
UEX Corp.	68.72%	-25.88%	-50.94%	-69.19%	-71.91%
Uranium Energy Corp.	5.66%	-36.00%	-44.00%	-56.25%	-63.40%
Uranium Resources, Inc.	-78.04%	-93.86%	-96.23%	-96.43%	-98.43%
75th Percentile	97.12%	4.39%	-3.35%	-57.77%	-63.40%
Median	4.48%	-30.94%	-50.94%	-71.59%	-71.91%
25th Percentile	-37.30%	-52.68%	-71.30%	-81.26%	-88.05%
Average	39.07%	-16.68%	-31.60%	-64.85%	-71.13%
Maximum	227.59%	173.43%	128.03%	6.97%	-15.57%
Minimum	-78.04%	-93.86%	-96.23%	-96.43%	-98.43%

Source: S&P Capital IQ
Ur-Energy Inc.'s Rank	10	9	10	3	2
	> P75	> P75	> P75	> P75	> P75
For Information
S&P/TSX Composite Index	20.13%	4.95%	12.47%	21.42%	23.70%
S&P/TSX Venture Composite Index	45.03%	9.61%	-18.20%	-37.58%	-49.39%
S&P/TSX Global Mining Index	42.10%	1.63%	-13.27%	-30.49%	-36.28%

Executive Compensation – Related Fees

The Compensation Committee did not utilize any direct third-party consulting services during 2016. Management and the Compensation Committee continue to utilize the Company’s subscription to Equilar Services.

2017 Compensation Program and Outlook

While the compensation program will remain largely the same in 2017 for all employees and executive officers, recommendations from the compensation studies in recent years, supported by the Compensation Committee and the Board of Directors, will continue to be reviewed and implemented by the Company to refine the executive STIP plan to include an even more robust performance-based compensation plan and evaluation process.

The average spot price per pound of U3O8, as reported by Ux Consulting Company, LLC and TradeTech, LLC, for the week of April 10, 2017 was $23.38. As a result of the continuing low spot price environment, we once again intend to maintain production at levels that will be consistent with our contractual sales obligations, which are 600,000 pounds at an average price of $51 per pound in 2017. Our current target for 2017 is to maintain an average production rate such that our annual production is between 250,000 and 300,000 pounds. We have taken advantage of the low uranium prices at the end of 2016 and in early 2017 to enter into purchase agreements for, collectively, 410,000 pounds at an average cost of $22 per pound. We have already delivered a portion of these pounds and can readily deliver the remaining pounds from our current inventory and anticipated production. Excess production, beyond what is needed for our contractual commitments, will be used to build inventory, which may be utilized to complete discretionary spot sales transactions on an as-needed basis if market conditions justify it. In addition to our production plans for Lost Creek, and advancing the additional permitting applications and amendments to provide for future production of identified resources in the KM horizon and the LC East Project, we will continue to advance our efforts to obtain all required operational licenses and permits for Shirley Basin project.

Our “total company” objectives for 2017 will continue to concentrate on operating safely in an environmentally-sound fashion, focusing on the health and well-being of our employees, while returning value to our shareholders.

Additional Compensation Practices

Share Ownership Guidelines

All of our executive officers and directors are encouraged to have a significant long-term financial interest in our Company. To encourage alignment of the interests of the executive officers and directors with those of our shareholders, in 2009, the Board of Directors mandated that each executive officer of Ur-Energy, whether currently appointed or appointed in the future, is required to invest an amount equal to one times the executive officer’s annual base salary in shares or securities exercisable into shares on or before the later of (i) December 31, 2013, or (ii) the fifth anniversary of the executive officer’s appointment. The investment amount is calculated using the amount of the base salary of the executive officer at the later of (i) January 1, 2009, or (ii) the date of executive officer’s appointment. The share ownership requirements are also applicable to the non-executive directors who are required to invest an amount equal to three times their annual retainer.  See further discussion under the heading “Share Ownership Guidelines for Directors” below. Reviewed most recently in October 2016, all executive officers meet the Share Ownership Guidelines or are on-track to meet the Share Ownership Guidelines within the prescribed timeframes.

Anti-Hedging Policy; Pledging

We have a formal anti-hedging policy which prohibits our executive officers and directors from engaging in any hedging or similar monetization transactions with respect to the Company’s securities, including, but not limited to, through the use of financial instruments such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments, or through the establishment of a short position in the Company’s securities.

The Board has not formally adopted a policy restricting the pledging of its Common Shares held by executive officers or directors as, historically, there has been little or no pledging of the Company’s shares by our executive officers or directors. Currently, only one insider has pledged Common Shares; those pledged Common Shares represent approximately one percent of our issued and outstanding shares. See Notes to Security Ownership Table, above.

Clawback Policy

The Company has adopted a clawback policy pursuant to which the Company would be entitled to recoup incentive compensation amounts paid to executive officer(s) in the event of a future restatement of financial results and other specified events. This Policy covers all incentive cash and equity compensation, including any cash bonuses, restricted share units or stock options received by the executives. It provides that the Board of Directors may direct the Company to recoup the incentive cash and equity compensation of the executive(s) at fault if all three of the following events occur:

•	the Company makes an accounting restatement of our financial statements if there is a material financial reporting non-compliance under securities laws; and
•	the executive(s) engaged in gross negligence, intentional misconduct or fraud which caused or significantly contributed to the restatement; and
•	the executive(s) was overcompensated with respect to incentive cash and equity compensation during the year(s) subject to the restatement.

If all three of the preceding events occur, the Board of Directors, following review and recommendation by the Compensation Committee, will decide when and how the policy will apply. The Company may recoup the portion of incentive cash and equity compensation received by the executive(s) at fault during the year(s) subject to the restatement that is in excess of the incentive compensation that would have been received based on the restated results.

Tax and Accounting Considerations

The Compensation Committee considers tax and accounting rules and regulations when structuring our executive compensation program. Our plans and programs are designed to comply with or be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “IRS Code”), which regulates deferred compensation and provides for potentially early taxation and a 20% additional tax on non-compliant arrangements. The Compensation Committee also monitors whether our executive compensation may be subject to the $1,000,000 per year deduction limitation set forth under Section 162(m) of the IRS Code, although to date the compensation of our Named Executive Officers has been well under the $1,000,000 per year limit. Equity awards are accounted for under FASB ASC Topic 718, which requires the recognition of expense for the fair value of such awards, and the Compensation Committee considers the accounting expense of such awards when authorizing stock option and RSU grants.

EXECUTIVE COMPENSATION

Say on Pay Advisory Vote in 2016

In 2016, our shareholders approved our compensation program for our Named Executive Officers by a vote in favor of 94%.

The Compensation Committee believes the results of our advisory votes on say on pay continue to be indicative that the vast majority of our shareholders are satisfied with our executive compensation policies and decisions, and that our executive compensation program effectively aligns the interests of our Named Executive Officers with the interests of our shareholders. As a part of the review of our compensation program and, specifically, compensation of our Named Executive Officers, we did not make changes to the compensation of our executives in 2016.

We continue to review our human resources in light of the Company’s current operations and needs. As a result of persistently low uranium prices, and responsive reductions in production to control at or about the level of our contractual requirements, we have reduced our overall employee count from a combined Ur-Energy USA (Casper/Littleton) and Lost Creek total of 90 employees at year-end 2013 to a combined 59 employees at year-end 2016; additional reductions in force followed in Q1 2017.

Based upon the first advisory vote by our shareholders, in 2014, concerning “say when on pay,” our Board adopted an annual advisory vote for “say on pay,” until our next say when on pay vote in 2020. As a result, our next say on pay vote will be in 2018.

Summary Compensation Table

The following table sets forth the summary information concerning compensation earned during the financial years ended December 31, 2016, 2015 and 2014 by our Named Executive Officers serving at December 31, 2016.

Name and principal position (2)	Year	Salary ($)	Bonus (3) ($)	Stock awards (4)(5)(6) ($)	Option awards (4)(6) ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation ($)	All other compensation (7) ($)	Total ($)

Jeffrey T. Klenda	2016	309,941	41,954	46,621	79,725	Nil	Nil	Nil	478,241
President and	2015	265,039	Nil	66,651	70,640	Nil	Nil	Nil	402,330
Chief Executive Officer	2014	258,284	52,690	18,560	33,050	Nil	Nil	Nil	362,584

Roger L. Smith	2016	265,301	27,421	33,255	56,869	Nil	Nil	10,289	393,135
Chief Financial Officer and	2015	257,235	Nil	60,434	39,685	Nil	Nil	10,289	367,643
Chief Administrative Officer	2014	252,668	46,807	16,341	29,098	Nil	Nil	10,400	355,314

Penne A. Goplerud	2016	238,520	25,369	29,899	51,128	Nil	Nil	9,251	354,167
General Counsel and	2015	231,268	Nil	54,333	35,678	Nil	Nil	9,251	330,530
Corporate Secretary	2014	227,162	42,082	14,692	26,161	Nil	Nil	10,400	320,497

Steven M. Hatten	2016	209,044	20,722	26,203	44,810	Nil	Nil	7,886	308,665
Vice President, Operations	2015	197,150	Nil	43,781	31,270	Nil	Nil	7,886	280,087
	2014	181,090	31,781	11,712	20,855	Nil	Nil	6,386	251,824

John W. Cash	2016	199,217	20,588	24,971	42,703	Nil	Nil	7,386	294,865
Vice President	2015	187,621	Nil	42,223	29,799	Nil	Nil	7,386	267,030
Regulatory Affairs	2014	171,730	31,813	-	-	Nil	Nil	8,142	211,685

(1)

Canadian dollar figures have been converted to U.S. dollar figures at the average exchange rate for 2016 of C$1.00 = US$0.7555224 and for 2015 of C$1.00 = US$0.7835725 as quoted by Bank of Canada on its website www.bankofcanada.com, and for 2014 of C$1.00 = US$0.90581 as quoted by OANDA Corporation on its website www.oanda.com.

(2)

Each of the NEOs (Messrs. Klenda, Smith, Hatten and Cash and Ms. Goplerud) has an employment agreement with the Company, as has been amended from time to time. See discussion under heading “Employment Agreements with Named Executive Officers” above and “Potential Payments Upon Termination or Change of Control – Employment Agreements with our Named Executive Officers” below.

(3)

Annual incentive plan awards are shown in the year paid. As described above, STIP awards are typically determined in the first calendar quarter based upon performance to corporate and personal objectives for the preceding year. The STIP awards for the Named Executive Officers for 2016, determined and approved by the Compensation Committee and Board of Directors in March 2017 and which will be paid in 2017 are as follows:  Mr. Klenda, $128,935; Mr. Smith, $83,305; Ms. Goplerud, $74,657; Mr. Hatten, $66,685; and Mr. Cash, $61,956.

(4)	The issuance of share-based and option-based awards in conjunction with the LTIP are shown in the year they were issued.
(5)

On March 11, 2015, each of the executive officers received a grant of RSUs in lieu of a cash STIP award for performance during 2014:  Mr. Klenda received 40,966 RSUs, Mr. Smith received 37,900 RSUs, Ms. Goplerud received 34,074 RSUs, Mr. Hatten received 25,850 RSUs, and Mr. Cash received 25,158 RSUs.

(6)

For additional information regarding the fair value of stock options and RSUs, as at December 31, 2016 (using the Company’s TSX closing stock price of C$0.71 on the last trading day of 2016), see Annual Report on Form 10-K, Note 15 to Financial Statements, which has been filed with the SEC at http://www.sec.gov/edgar.shtml and with Canadian securities regulators, and is available at www.sedar.com.

(7)	Reflects the Company’s matching contribution toward the executive’s 401(k) retirement account.

EQUITY INCENTIVE PLANS

The following table sets forth certain summary information concerning our equity compensation plans as at December 31, 2016. Directors, officers, employees, and consultants are eligible to participate in the Option Plan. Directors and employees, including executive officers, are eligible to participate in the RSU Plan.

	Number of Common Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (C$)	Number of Common Shares Remaining for Future Issuance (Excluding Common Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights)
Equity compensation plans approved by securityholders (1)	16,867,491	$ 0.63	1,571,234
Equity compensation plans not approved by security-holders	-	-	-

(1)	Our shareholders have approved both the Option Plan and the RSU Plan.
(2)	The exercise price represents the weighted exercise price of the 9,748,934 outstanding stock options at December 31, 2016.
(3)	The figure represents 630,234 Common Shares remaining available for issuance under the Option Plan and 941,000 Common Shares available under the RSU Plan.
(4)	The warrants included represent only those which form a portion of compensation for certain consultants and our lender.

Stock Options and RSUs

We adopted the Ur-Energy Inc. Amended and Restated Stock Option Plan in 2005 in order to advance our interests by providing directors, officers, employees and consultants with a financial incentive tied to Ur-Energy’s long-term financial performance and continued service to or employment with us. Subsequently, we adopted the Ur-Energy Inc. Restricted

Share Unit Plan, as thereafter amended, as part of our overall stock-based compensation plan. The RSU Plan allows participants to earn Common Shares over time, rather than options that give participants the right to purchase shares at a set price.

A total of up to 10% of Ur-Energy’s issued and outstanding Common Shares may be reserved for issuance pursuant to the Option Plan and the RSU Plan, in the aggregate. As of April 13, 2017, we have listed and reserved 11,932,813 Common Shares in the aggregate of which 9,829,216 Common Shares were reserved under the Option Plan, and 2,103,597 Common Shares were reserved under the RSU Plan. We allocate approximately 80% of those reserved shares to the Option Plan and 20% to the RSU Plan, and award grants using a ratio of 4:1 Options to RSUs. The RSU Plan does not allocate more than five percent of the reserved Common Shares. Of those currently reserved, 8,427,740 options for Common Shares have been granted and are outstanding, as at April 13, 2017, or approximately 5.8% of our issued and outstanding Common Shares. There are 1,075,476 RSUs that have been granted and are outstanding as of April 13, 2017, or approximately 0.7% of our issued and outstanding Common Shares. The number of shares reserved is subject to adjustment if the Common Shares are subdivided, consolidated, converted or reclassified or the number of Common Shares varies as a result of a stock dividend or an increase or a reduction in our share capital. We do not permit the payment of dividends on unvested or redeemed equity awards of all types.

As at April 13, 2017, the closing price of our Common Shares on the NYSE MKT LLC (“NYSE MKT”) was $0.66 and on the TSX was C$0.88.

Option Plan

Under the Option Plan, options may be granted to our directors, executive officers, eligible employees and consultants. As of April 13, 2017, there are approximately 23 employees and five non-executive directors who would be eligible to participate in the Option Plan. The maximum number of Common Shares that may be reserved for issuance to any one person under the Option Plan is five percent of the number of Common Shares outstanding at the time of reservation. The options are personal and non-assignable. Option holders do not have any stockholder rights (and, specifically, shall not be entitled to dividends) with respect to options unless and until the options are exercised and stock certificates are issued in the name of the option holder. The exercise price for Common Shares subject to an option is determined by the Board of Directors at the time of grant and may not be less than the market price of the Common Shares at the time the option is granted. Market price at any date in respect of the Common Shares means the closing price of the Common Shares on the TSX (or, if the Common Shares are not then listed and posted for trading on the TSX, then on the recognized stock exchange on which such Common Shares are listed or posted or, if such Common Shares are not so listed on any recognized stock exchange, then on the over-the-counter market on which they are traded or posted as selected for such purpose by the Compensation Committee or, in accordance with Section 5.5 of the Option Plan) on the immediately preceding trading day.

To date, options have been exercisable as to 10% immediately on the date of grant; with an additional 22% becoming exercisable four and one-half months after the date of grant; 22% becoming exercisable nine months after the date of grant; 22% thirteen and one-half months after the date of grant; and, the balance of 24% exercisable eighteen months after the date of grant, subject to the right of the Board of Directors to determine at the time of a particular grant that such options will become exercisable on different dates. An option may be for a term of up to five years.

The shareholders are asked at the Meeting to approve amendments to the Option Plan approved by the Board of Directors, on the recommendation of the Compensation Committee, in April 2017, as well as to approve the renewal of the Option Plan. The amendments (a) amend and extend the vesting period so that, going forward, options in a grant vest over a three-year period: one-third on the first anniversary, one-third on the second anniversary and one-third on the third anniversary of the grant; (b) confirm that dividends, for all award types, shall not be payable on unvested options; and (c) update the Option Plan for compliance with applicable laws, including conformity with tax rules and requirements; and (d) make certain other housekeeping changes. The amendments do not request any increase in the percentage number of Common Shares available for issuance under the Option Plan, nor do the amendments change the term (five years) of the options. Additionally, in no event shall more than five percent of the shares available for issuance under the Option Plan have a stated vesting/exercisability schedule of less than one year from the date of grant. The full text of the Option Plan is attached as Schedule A of this Circular.

At the Meeting, shareholders will also be asked to consider and, if deemed advisable, to approve, with or without variation, the unallocated options, rights or other entitlements with respect to treasury issuances under the Option Plan and the grant of options until May 18, 2020, which is the date that is three years from the date of the Meeting.

Options granted under the Option Plan are subject to early termination under certain circumstances, including (i) one year after the death of the option holder, (ii) three months after the option holder’s resignation or dismissal without cause as an employee or consultant, or (iii) immediately upon the option holder’s dismissal for cause as an employee. In each case, only options vested at the time of the event which gave rise to such early termination may be exercised by the option holder during such period. The Option Plan also provides that upon a change of control all options under the Option Plan vest immediately and are immediately exercisable.

The Option Plan and the terms of any outstanding option may be amended at any time by the Board of Directors subject to any required regulatory or shareholder approvals, provided that where such an amendment would prejudice the rights of an option holder under any outstanding option, the consent of the option holder is required to be obtained. Amendments requiring shareholder approval are those amendments set forth in the TSX Company Manual. Amendments that do not require shareholder approval are “housekeeping” amendments such as amendments to the Option Plan to comply with regulatory requirements, amendments related to the administration of the Option Plan and to change the eligibility requirements under the Option Plan and terms and conditions on which the options may be granted. The Option Plan may be suspended, terminated or discontinued in the sole discretion of the Board of Directors.

Stock Options are generally treated as ordinary compensation income as and when Common Shares are issued to the participant upon exercise of the award, however, in the case of Incentive Stock Options, the options are taxable at long-term capital gains tax rates when the issued Common Shares are sold so long as certain conditions are met. If the participant is an employee, the income may be subject to withholding for income and employment tax purposes. The Company is generally entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by the IRS Code, including Section 162(m). Please note that the foregoing description is based upon U.S. federal income tax laws in effect on the date of this Circular and does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

The Option Plan was most recently approved by shareholders, with an approval of 92%, on April 29, 2014.

RSU Plan

The RSU Plan was adopted by the Board of Directors on May 7, 2010 and was approved in its entirety most recently by our shareholders on May 5, 2016 with an approval of 67%. Certain amendments to the RSU Plan were approved and ratified by our shareholders on May 28, 2015, with an approval of 94%.

Under the RSU Plan restricted share units may be granted to directors and employees, including executive officers, of Ur-Energy as possible eligible participants. The Board of Directors has appointed the Compensation Committee to determine which persons are entitled to participate in the RSU Plan and the number of RSUs to be awarded to each participant. The RSU Plan does not limit the participation of any specific eligible participant including insiders. RSUs awarded to participants are credited to a notional account that is established on their behalf and maintained in accordance with the RSU Plan. Each RSU awarded conditionally entitles the participant to the delivery of one Common Share (or cash in lieu of such share at the Compensation Committee’s discretion) upon attainment of the RSU vesting period. Prior to the 2015 amendments, RSUs awarded to participants vest in accordance with the terms of the RSU Plan over a two-year period: 50% vest on the first anniversary and 50% vest on the second anniversary of the date of grant. The last of the RSUs awarded under the earlier redemption plan were redeemed in early 2017. Subsequent to the 2015 amendments, grants of RSUs vest 100% on the two-year anniversary of the date of the grant.

The RSU Plan permits us to either redeem RSUs for cash or issue Common Shares from treasury in order to satisfy all or any portion of a vested RSU award. If redeemed for cash, RSUs will be redeemed for an amount equal to fair market value which means the closing price of the Common Shares on the TSX on the business day immediately prior to the redemption date, or if the shares are not listed on the TSX, then on such other stock exchange or quotation system as may be selected by the Compensation Committee, provided that, if the Common Shares are not listed or quoted on any other stock exchange or quotation system, then the fair market value will be the value determined by the Compensation Committee in its sole discretion acting in good faith. In the event of a change of control, as defined in the RSU Plan, we are required to redeem 100% of the RSUs granted to participants. In the event of an involuntary termination of an employee, other than for cause, or a director who is not re-elected, we are required to redeem the RSUs for cash. Rights respecting RSUs shall not be transferable or assignable other than by will.

The Board may from time to time amend or suspend the RSU Plan and may at any time terminate the RSU Plan. No such amendment, suspension or termination shall adversely affect the rights of any eligible person with respect to outstanding and unredeemed RSUs credited to that person without that RSU holder’s consent. Amendments requiring shareholder approval are those amendments set forth in the TSX Company Manual. Amendments that do not require shareholder approval are “housekeeping” amendments such as amendments to the RSU Plan to comply with regulatory requirements, amendments related to the administration of the RSU Plan and to change the eligibility requirements under the RSU Plan and terms and conditions on which the RSUs may be granted.

RSUs are generally treated as ordinary compensation income as and when Common Shares are issued to the participant upon vesting or settlement of the award. If the participant is an employee, this income is subject to withholding for income and employment tax purposes. The Company is generally entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by the IRS Code, including Section 162(m). Please note that the foregoing description is based upon U.S. federal income tax laws in effect on the date of this Circular and does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

GRANTS OF PLAN-BASED AWARDS TO NAMED EXECUTIVE OFFICERS

The following table sets forth information concerning option-based and share-based awards granted to each of the Named Executive Officers during the year ended December 31, 2016.

		Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards
Name	Grant date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities underlying options (#)	Exercise of base price of option awards (C$/Sh)	Grant date fair value of stock and option awards (US$)

Jeffrey T. Klenda	12/12/16	Nil	Nil	Nil	Nil	Nil	Nil	Nil	338,118	0.73	75,541
	12/12/16	Nil	Nil	Nil	Nil	Nil	Nil	84,530	Nil	Nil	40,804
Roger L. Smith	12/12/16	Nil	Nil	Nil	Nil	Nil	Nil	Nil	241,184	0.73	53,884
	12/12/16	Nil	Nil	Nil	Nil	Nil	Nil	60,296	Nil	Nil	29,106
Penne A. Goplerud	12/12/16	Nil	Nil	Nil	Nil	Nil	Nil	Nil	216,836	0.73	48,445
	12/12/16	Nil	Nil	Nil	Nil	Nil	Nil	54,210	Nil	Nil	26,168
Steven M. Hatten	12/12/16	Nil	Nil	Nil	Nil	Nil	Nil	Nil	190,040	0.73	42,458
	12/12/16	Nil	Nil	Nil	Nil	Nil	Nil	47,510	Nil	Nil	22,934
John W. Cash	12/12/16	Nil	Nil	Nil	Nil	Nil	Nil	Nil	181,106	0.73	40,462
	12/12/16	Nil	Nil	Nil	Nil	Nil	Nil	45,276	Nil	Nil	21,856
(1)

These amounts represent grants made pursuant to the RSU Plan. RSUs awarded to participants prior to the 2015 amendments to the RSU Plan vest in accordance with the terms of the earlier form of RSU Plan over a two year period: 50% vest on the first anniversary and 50% vest on the second anniversary of the date of grant. RSUs awarded to participants following the approval and ratification of the 2015 amendments to the RSU Plan will be redeemed 100% on the second anniversary of the date of grant.

(2)

These amounts represent grants made pursuant to the Option Plan. Options are exercisable as to 10% immediately on the date of grant; with an additional 22% becoming exercisable four and one-half months after the date of grant; 22% becoming exercisable nine months after the date of grant; 22% thirteen and one-half months after the date of grant; and, the balance of 24% exercisable eighteen months after the date of grant.

Outstanding Equity Awards at December 31, 2016

The following table sets forth information concerning the value vested or earned in respect of incentive plan awards during the year ended December 31, 2016 by each of the Named Executive Officers:

	Option-based Awards					Share-based Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised options (#)	Option exercise price (C$)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested (#)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)

Jeffrey T. Klenda	112,767	Nil	Nil	0.91	1/12/17	Nil	Nil	Nil	Nil
	130,777	Nil	Nil	0.76	12/7/17	Nil	Nil	Nil	Nil
	57,249	Nil	Nil	0.77	4/25/18	Nil	Nil	Nil	Nil
	88,302	Nil	Nil	1.20	12/27/18	Nil	Nil	Nil	Nil
	80,354	Nil	Nil	1.02	12/12/19	Nil	Nil	Nil	Nil
	53,779	16,983	Nil	0.86	8/17/20	Nil	Nil	Nil	Nil
	107,644	91,696	Nil	0.80	12/11/20	Nil	Nil	Nil	Nil
	33,812	304,306	Nil	0.73	12/16/21	Nil	Nil	Nil	Nil
	Nil	Nil	Nil	Nil	Nil	20,483	10,879	Nil	Nil
	Nil	Nil	Nil	Nil	Nil	17,690	9,395	Nil	Nil
	Nil	Nil	Nil	Nil	Nil	24,836	13,190	Nil	Nil
	Nil	Nil	Nil	Nil	Nil	84,530	44,894	Nil	Nil
Roger L. Smith	99,284	Nil	Nil	0.91	1/12/17	Nil	Nil	Nil	Nil
	115,139	Nil	Nil	0.76	12/7/17	Nil	Nil	Nil	Nil
	50,403	Nil	Nil	0.77	4/25/18	Nil	Nil	Nil	Nil
	77,744	Nil	Nil	1.20	12/27/18	Nil	Nil	Nil	Nil
	70,746	Nil	Nil	1.02	12/12/19	Nil	Nil	Nil	Nil
	47,350	14,952	Nil	0.86	8/17/20	Nil	Nil	Nil	Nil
	47,229	40,233	Nil	0.80	12/11/20	Nil	Nil	Nil	Nil
	24,118	217,066	Nil	0.73	12/11/20	Nil	Nil	Nil	Nil
	Nil	Nil	Nil	Nil	Nil	18,950	10,064	Nil	Nil
	Nil	Nil	Nil	Nil	Nil	15,576	8,272	Nil	Nil
	Nil	Nil	Nil	Nil	Nil	21,866	11,613	Nil	Nil
	Nil	Nil	Nil	Nil	Nil	60,296	32,023	Nil	Nil
Penne A. Goplerud	68,667	Nil	Nil	0.91	1/12/17	Nil	Nil	Nil	Nil
	103,516	Nil	Nil	0.76	12/7/17	Nil	Nil	Nil	Nil
	45,315	Nil	Nil	0.77	4/25/18	Nil	Nil	Nil	Nil
	69,896	Nil	Nil	1.20	12/27/18	Nil	Nil	Nil	Nil
	63,606	Nil	Nil	1.02	12/12/19	Nil	Nil	Nil	Nil
	42,569	13,443	Nil	0.86	8/17/20	Nil	Nil	Nil	Nil
	42,461	36,171	Nil	0.80	12/11/20	Nil	Nil	Nil	Nil
	21,684	195,152	Nil	0.73	12/11/20	Nil	Nil	Nil	Nil
	Nil	Nil	Nil	Nil	Nil	17,037	9,048	Nil	Nil
	Nil	Nil	Nil	Nil	Nil	14,004	7,438	Nil	Nil
	Nil	Nil	Nil	Nil	Nil	19,658	10,440	Nil	Nil
	Nil	Nil	Nil	Nil	Nil	54,210	28,791	Nil	Nil
Steven M. Hatten	71,150	Nil	Nil	0.91	1/12/17	Nil	Nil	Nil	Nil
	19,806	Nil	Nil	0.76	12/7/17	Nil	Nil	Nil	Nil
	36,125	Nil	Nil	0.77	4/25/18	Nil	Nil	Nil	Nil
	55,720	Nil	Nil	1.20	12/27/18	Nil	Nil	Nil	Nil
	50,704	Nil	Nil	1.02	12/12/19	Nil	Nil	Nil	Nil
	37,308	11,782	Nil	0.86	8/17/20	Nil	Nil	Nil	Nil
	37,215	31,701	Nil	0.80	12/11/20	Nil	Nil	Nil	Nil
	19,004	171,036	Nil	0.73	12/11/20	Nil	Nil	Nil	Nil
	Nil	Nil	Nil	Nil	Nil	12,925	6,864	Nil	Nil
	Nil	Nil	Nil	Nil	Nil	12,272	6,518	Nil	Nil

	Nil	Nil	Nil	Nil	Nil	17,228	9,150
	Nil	Nil	Nil	Nil	Nil	47,510	25,233	Nil	Nil
John W. Cash	78,257	Nil	Nil	0.76	12/7/17	Nil	Nil	Nil	Nil
	34,257	Nil	Nil	0.77	4/25/18	Nil	Nil	Nil	Nil
	52,840	Nil	Nil	1.20	12/27/18	Nil	Nil	Nil	Nil
	48,084	Nil	Nil	1.02	12/12/19	Nil	Nil	Nil	Nil
	35,554	11,228	Nil	0.86	8/17/20	Nil	Nil	Nil	Nil
	35,465	30,211	Nil	0.80	12/11/20	Nil	Nil	Nil	Nil
	18,111	162,995	Nil	0.73	12/11/20	Nil	Nil	Nil	Nil
	Nil	Nil	Nil	Nil	Nil	12,579	6,681	Nil	Nil
	Nil	Nil	Nil	Nil	Nil	11,696	6,212	Nil	Nil
	Nil	Nil	Nil	Nil	Nil	16,418	8,720	Nil	Nil
	Nil	Nil	Nil	Nil	Nil	45,276	24,046	Nil	Nil

OPTION EXERCISES AND STOCK VESTED

The following table sets forth the value realized on options exercise and stock awards vested for the Named Executive Officers for the year ended December 31, 2016.

	Option awards		Stock awards
Name	Number of shares acquired on exercise ($)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Jeffrey T. Klenda	Nil	Nil	51,609	29,755
Roger L. Smith	Nil	Nil	46,354	26,624
Penne A. Goplerud	Nil	Nil	41,676	23,964
Steven M. Hatten	Nil	Nil	32,566	18,755
John W. Cash	Nil	Nil	31,206	17,947

The following table sets forth information concerning the value vested or earned in respect of incentive plan awards during the financial year ended December 31, 2016 by each of our Named Executive Officers.

Incentive Plan Awards - Value Vested or Earned During the Financial Year Ended December 31, 2016
	Option based awards		Share based awards		Non-equity incentive plan compensation
Name	Number of securities underlying options vested ($)	Value vested during the year ($)	Number of shares or units of shares vested (#)	Value vested during the year ($)	Value earned during the year ($)
Jeffrey T. Klenda	205,188	1,630	51,609	29,755	-
Roger L. Smith	136,264	1,222	46,354	26,624	-
Penne A. Goplerud	122,509	1,098	41,676	23,964	-
Steven M. Hatten	105,050	963	32,566	18,755	-
John W. Cash	100,003	917	31,206	17,947	-

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Employment Agreements with our Named Executive Officers

As set forth above, our Named Executive Officers have employment agreements with the Company, as have been amended from time to time. Relevant to potential payments to be made upon termination without cause or change of control, the agreements provide that the executive officer is entitled to certain amounts, based upon the then-current salary of the executive. These employment agreements, as well as the equity compensation plans of the Company (Option Plan and RSU Plan), specify the obligations of the Company to the executive officers in the event of termination or change of control. These are set forth below.

Equity Award Provisions

Upon separation of employment of our executive officers, including under circumstances of termination without cause or change of control, the Option Plan and RSU Plan govern the treatment of outstanding equity compensation in the form of vested stock options and RSUs not yet redeemed. All vested options of Designated Officers (all of our current executive officers, as defined by the plan and resolution of our Board) will expire on the expiration date identified at the time of the grant of the option, and all unvested options will expire upon termination.

The RSU Plan provides that the RSUs of an employee who is an eligible person who is involuntarily terminated without cause, shall be redeemed for cash at a fair market value on the redemption/termination date. In the event of a change of control, as defined in the RSU Plan, all of the RSUs granted and outstanding will be redeemed as soon as reasonably practical and not later than 30 days following the redemption date associated with the change of control.

The RSU Plan provides for redemption, instead of cancellation, of outstanding RSUs at the date of redemption for retiring directors and executive officers, which is defined as a threshold of combined service and age of 65 years, and a minimum of five years of service to the Company.

Change of Control and Termination Benefits Tables

Each of our Named Executive Officers has entered into an employment agreement that provides for certain payments if the executive’s employment is terminated in connection with a change of control. In addition, upon the occurrence of a change of control, all of the executive officer’s unvested options and RSUs will vest. The table below shows the amounts that would be payable or vest assuming that a change of control occurred on December 31, 2016 and that such executive officer’s employment terminated on that date. The Compensation Committee has established a policy that the Company will not enter into an employment agreement with any new executive officer that includes a single-trigger severance arrangement.

	Cash	Equity	Pension /NQDC	Perquisites/ benefits	Tax reimbursement	Other	Total
Name	($)(1)	($)(2)	($)	($)	($)	($)	($)
Jeffrey T. Klenda	619,882	78,358	Nil	Nil	Nil	Nil	698,240
Roger L. Smith	530,602	61,972	Nil	Nil	Nil	Nil	592,574
Penne A. Goplerud	357,780	55,717	Nil	Nil	Nil	Nil	413,497
Steven M. Hatten	313,568	47,765	Nil	Nil	Nil	Nil	361,333
John W. Cash	298,826	45,659	Nil	Nil	Nil	Nil	344,485

(1)

Pursuant to their respective employment agreements, Messrs. Klenda and Smith are entitled to payment of an amount equal to two-years’ salary based upon their then-current salary; and Ms. Goplerud and Messrs. Hatten and Cash are entitled to payment of an amount equal to one and one-half years’ salary, based upon their then-current salary.

(2)

These amounts represent equity values based upon the closing price of our Common Shares on the TSX on the last trading day of 2016 (C$0.71) Klenda (stock options: $0 RSUs: $78,358 Smith (stock options: $0; RSUs $61,972); Goplerud (stock options: $0; RSUs: $55,717); Hatten (stock options: $0; RSUs: $47,765); and Cash (stock options: $0; RSUs: $45,659).

Additionally, the following summarizes the compensation or other benefits which would be owed and paid to our executive officers if employment is terminated for the specified reasons. We believe that these terms are fair, and are competitive with the market and our peer group, based upon industry and geographical practices.

Type of Termination	Severance Payment(1)(2)	STIP Bonus	Stock Options	RSUs

Resignation or Retirement	CEO will receive two-year salary payment, based on current salary, per agreement • • Other executive officers, no severance payment	Pro rata entitlement to discretionary bonus, per agreement	Unvested options are cancelled; vested options expire at date on option for current executive officers (as a “Designated Officer” per Section 6.7 of Plan)

RSUs are cancelled unless retirement provision is satisfied; RSUs will be carried with the executive until redemption, if the executive  has combined service and age of 65 years, and a minimum of five years of service to the Company

Termination without cause	CEO and CFO: two year salary payment, based upon current salary • • Other executive officers (as at 2016) 1.5 year salary payment, based upon current salary	Pro rata entitlement to discretionary bonus, per agreement	Unvested options are cancelled; vested options expire at date on option for current executive officers (as a “Designated Officer” per Section 6.7 of Plan)	Outstanding RSUs are redeemed for cash at fair market value, as defined in the Plan

Termination for cause	None	Possible pro rata share entitlement	None	None

Change of control (and/or termination within 24 months of a change of control)	CEO and CFO: two year salary payment, based upon current salary • • Other executive officers (as at 2016) 1.5 year salary payment, based upon current salary	Pro rata entitlement to discretionary bonus, per agreement	All options become fully vested and exercisable	Outstanding RSUs are redeemed for cash at fair market value, as defined in the Plan

Death	CEO will receive two-year salary payment, based on current salary, per agreement • • Other executive officers, no severance payment	Pro rata entitlement to discretionary bonus, per agreement	Unvested options are cancelled; vested options expire at the earlier of expiry at date on option or one year from the date of death (with discretion of Board as per Section 6.3(b) of Plan to extend)	RSUs are redeemed (Section 3.2 of Plan); date of death is redemption date

(1)

Currently, Mr. Klenda, our CEO, is entitled to a salary of $309,941 per year (two years base salary is a total of $619,882). Current salaries of our CFO, Mr. Smith, and our other Named Executive Officers, and their severance entitlements, are as follows: Mr. Smith: annual salary $265,301 (two years base salary $530,602); Ms. Goplerud: annual salary $238,520 (18 months base salary $357,780); Mr. Hatten: annual salary $209,045 (18 months base salary $313,568); Mr. Cash: annual salary $199,217 (18 months base salary $298,826).

(2)	Accrued paid time off is paid to the executive officer at the time of termination, according to Company policy and applicable law.

COMPENSATION OF DIRECTORS

Our non-executive directors are paid a cash retainer of $24,000 annually. Meeting fees were as follows: meeting fees for board meeting attendance is set at $1,000; committee meeting attendance is compensated at $500 per Audit Committee meeting and $250 per meeting for other committees. In addition, working time spent for committee participation, not including attendance at regular meetings, is compensated at the rate of $250/half day and $500/full day to be monitored by the Compensation Committee and reported to the Board of Directors. Currently, directors serving as a chair of the standing committees of our Board do not receive additional compensation for that service.

In 2014, the Compensation Committee retained the services of Roger Gurr & Associates (“RG&A”) to review the compensation of the non-executive directors. The review compared the compensation of Ur-Energy’s non-executive directors with a comparator group of 20 mining companies with head offices and primary assets in North America, whose primary mineral interest is uranium (and/or coal, base metals, and rare earths), with one producing mine (or near-production asset), and similar market capitalization in a broad range up to US$500 million. The results of the independent study indicate that the Company’s non-executive director base cash and equity-based compensation remained approximately in a range of the median of the comparator group. Because the Company does not provide an additional retainer amount for committee chair positions, compensation for those leadership roles remained below the comparator group: median for chair of audit committee ($10,000) and chair of compensation committee ($6,500). Committee meeting fees were also slightly below the market median of the comparator group. RG&A recommended adjustments to provide retainers for committee leadership, as and when cashflow permits, and consideration of an annual retainer for a lead director, who was appointed in December 2014.

In 2015 and in 2016 we undertook a review of the compensation of the non-executive directors utilizing our Equilar data subscription. The review compared such compensation with that of the Company’s peer group (in 2016: Americas Silver Corporation; Azarga Uranium Corp.; Comstock Mining, Inc.; Denison Mines Corp.; Energy Fuels Inc.; Gold Resource Corp.; Great Panther Silver Ltd.; Mega Uranium Ltd.; Peninsula Energy Limited; Toro Energy Limited; U3O8 Corp.; UEX Corp.; Uranium Energy Corp.; and Uranium Resources, Inc.). While overall per-board member compensation falls below the range of median director compensation and has fallen slightly in relation to the comparator group, the Compensation Committee continues to recommend against any action being taken. The Board of Directors has taken no action. Further, to date no action has been taken to provide for a retainer amount for the work of our independent Lead Director, appointed as such in December 2014 (see discussion under the heading “Leadership Structure and Board’s Role in Risk Oversight” below).

In addition to other compensation received by our directors, a 2008 resolution provides that non-executive directors participating on ad hoc or special committees of the Board of Directors, which may be constituted from time to time, are entitled to additional director fees, to be determined in accordance with additional duties and requirements requested of those individuals from time to time. There currently are no such ad hoc or special committees of the Board of Directors.

Name	Fees earned ($)	Share-based awards ($)	Option-based awards ($)	Non-equity incentive plan compensation ($)	Pension value ($)	All other compensation ($)	Total ($)

W. William Boberg (1)	26,821	17,649	30,181	Nil	Nil	Nil	74,651
James M. Franklin (2)	29,465	17,649	30,181	Nil	Nil	Nil	77,295
Gary C. Huber (3)	28,899	17,649	30,181	Nil	Nil	Nil	47,830
Paul Macdonell (4)	29,088	17,649	30,181	Nil	Nil	Nil	76,918
Thomas H. Parker (5)	30,221	17,649	30,181	Nil	Nil	Nil	78,051

(1)

Mr. Boberg received options for 128,000 Common Shares on December 16, 2016 at an exercise price of C$0.73. These options expire on December 16, 2021. Mr. Boberg received a grant of 32,000 RSUs on December 16, 2016.

(2)

Dr. Franklin received options for 128,000 Common Shares on December 16, 2016 at an exercise price of C$0.73. These options expire on December 16, 2021. Dr. Franklin received a grant of 32,000 RSUs on December 16, 2016.

(3)

Dr. Huber received options for 128,000 Common Shares on December 16, 2016 at an exercise price of C$0.73. These options expire on December 16, 2021. Dr. Huber received a grant of 32,000 RSUs on December 16, 2016.

(4)

Mr. Macdonell received options for 128,000 Common Shares on December 16, 2016 at an exercise price of C$0.73. These options expire on December 16, 2021. Mr. Macdonell received a grant of 32,000 RSUs on December 16, 2016.

(5)

Mr. Parker received options for 128,000 Common Shares on December 16, 2016 at an exercise price of C$0.73. These options expire on December 16, 2021. Mr. Parker received a grant of 32,000 RSUs on December 16, 2016.

Share Ownership Guidelines for Directors

Our non-executive directors also are encouraged to have a significant long-term financial interest in the Company. In 2009, the Compensation Committee recommended, and Board of Directors adopted, a resolution requiring mandatory minimum share ownership by the non-executive directors to encourage the alignment of their interests with those of our shareholders. Thereafter, non-executive directors were required to invest an amount equal to the non-executive director’s annual retainer in shares or securities exercisable into shares on or before the later of (i) December 31, 2013, or (ii) the fifth anniversary of the non-executive director’s election or appointment. The retainer amount was to be calculated using the amount of the annual retainer at the later of (i) January 1, 2009, or (ii) the date of the non-executive director’s election or appointment.

As discussed above under the heading “Share Ownership Guidelines,” in February 2012 the Compensation Committee recommended, and the Board of Directors approved, Share Ownership Guidelines which provide greater detail concerning these ownership requirements. Additionally, the Board of Directors approved a recommendation that the share ownership requirement be adjusted with respect to the non-executive directors, to require each to acquire and own three times their annual retainer (current retainer, $24,000). All non-executive directors meet the share ownership guidelines.

The following table sets forth information concerning the option-based and share-based awards granted by Ur-Energy to each of the non-executive directors outstanding as of December 31, 2016:

	Option-based Awards				Share-based Awards
	Number of securities underlying unexercised options	Option exercise price	Option expiration	Value of unexercised in-the-money options	Number of shares or units of shares that have not vested	Market or payout value of share-based awards that have not vested
Name	(#)	(C$)	date	($)	(#)	($)
W. William Boberg	60,000	0.91	12-Jan-2017	Nil	Nil	Nil
	72,911	0.76	07-Dec-2017	Nil	Nil	Nil
	31,918	0.77	25-Apr-2018	Nil	Nil	Nil
	46,829	1.20	27-Dec-2018	Nil	Nil	Nil
	42,000	1.02	12-Dec-2019	Nil	Nil	Nil
	29,690	0.86	17-Aug-2020	Nil	Nil	Nil
	56,470	0.80	11-Dec-2020	Nil	Nil	Nil
	128,000	0.73	16-Dec-2021	Nil	Nil	Nil
	Nil	Nil	Nil	Nil	7,422	3,942
	Nil	Nil	Nil	Nil	14,118	7,498
	Nil	Nil	Nil	Nil	32,000	16,995
James M. Franklin	60,000	0.91	12-Jan-2017	Nil	Nil	Nil
	72,911	0.76	07-Dec-2017	Nil	Nil	Nil
	31,918	0.77	25-Apr-2018	Nil	Nil	Nil

	46,829	1.20	27-Dec-2018	Nil	Nil	Nil
	42,000	1.02	12-Dec-2019	Nil	Nil	Nil
	29,690	0.86	17-Aug-2020	Nil	Nil	Nil
	56,470	0.80	11-Dec-2020	Nil	Nil	Nil
	128,000	0.73	16-Dec-2021	Nil	Nil	Nil
	Nil	Nil	Nil	Nil	7,422	3,942
	Nil	Nil	Nil	Nil	14,118	7,498
	Nil	Nil	Nil	Nil	32,000	16,995
Gary C. Huber	200,000	1.14	29-May-2020	Nil	Nil	Nil
	22,564	0.86	17-Aug-2020	Nil	Nil	Nil
	30,494	0.80	11-Dec-2020	Nil	Nil	Nil
	12,800	0.73	16-Dec-2021	Nil	Nil	Nil
	Nil	Nil	Nil	Nil	7,422	3,942
	Nil	Nil	Nil	Nil	14,118	7,498
	Nil	Nil	Nil	Nil	32,000	16,995
Paul Macdonell	60,000	0.91	12-Jan-2017	Nil	Nil	Nil
	72,911	0.76	07-Dec-2017	Nil	Nil	Nil
	31,918	0.77	25-Apr-2018	Nil	Nil	Nil
	46,829	1.20	27-Dec-2018	Nil	Nil	Nil
	42,000	1.02	12-Dec-2019	Nil	Nil	Nil
	29,690	0.86	17-Aug-2020	Nil	Nil	Nil
	56,470	0.80	11-Dec-2020	Nil	Nil	Nil
	128,000	0.73	16-Dec-2021	Nil	Nil	Nil
	Nil	Nil	Nil	Nil	7,422	3,942
	Nil	Nil	Nil	Nil	14,118	7,498
	Nil	Nil	Nil	Nil	32,000	16,995
Thomas H. Parker	60,000	0.91	12-Jan-2017	Nil	Nil	Nil
	72,911	0.76	07-Dec-2017	Nil	Nil	Nil
	31,918	0.77	25-Apr-2018	Nil	Nil	Nil
	46,829	1.20	27-Dec-2018	Nil	Nil	Nil
	42,000	1.02	12-Dec-2019	Nil	Nil	Nil
	29,690	0.86	17-Aug-2020	Nil	Nil	Nil
	56,470	0.80	11-Dec-2020	Nil	Nil	Nil
	128,000	0.73	16-Dec-2021	Nil	Nil	Nil
	Nil	Nil	Nil	Nil	7,422	3,942
	Nil	Nil	Nil	Nil	14,118	7,498
	Nil	Nil	Nil	Nil	32,000	16,995

The non-executive directors are eligible to receive grants of options and RSUs at the discretion of the Board of Directors, and did so as indicated in the following table:

Incentive Plan Awards - Value Vested or Earned During the
Financial Year Ended December 31, 2016
	Option-based Awards		Share-based Awards		Non-equity incentive plan compensation
Name	Number of Securities Underlying Options Vested (#)	Value vested during the year ($)	Number of Shares or Units of Shares Vested (#)	Value vested during the year ($)	Value earned during the year ($)

W. William Boberg	76,562	632	16,354	10,269	Nil
James M. Franklin	76,562	632	16,354	11,874	Nil
Gary C. Huber	193,242	632	Nil	Nil	Nil
Paul Macdonell	76,562	632	16,354	11,874	Nil
Thomas H. Parker	76,562	632	16,354	11,874	Nil

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report.

Report of the Compensation Committee

To the Board of Directors of Ur-Energy Inc.:

The Compensation Committee hereby reports to the Board of Directors that, in connection with the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, we have:

•reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K; and

•based on such review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K for the year ended December 31, 2016.

Respectfully submitted,

The Compensation Committee of Ur-Energy Inc.

Paul Macdonell, Chair

James M. Franklin

Thomas Parker

REPORT OF THE AUDIT COMMITTEE

To the Board of Directors of Ur-Energy Inc.:

Management is responsible for our internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of our financial statements in accordance with U.S. generally accepted accounting principles (“US GAAP”) and the standards of the Public Company Accounting Oversight Board (“PCAOB”) and to issue an opinion on our financial statements. Our responsibility is to monitor and oversee those processes. We hereby report to the Board of Directors that, in connection with the financial statements for the year ended December 31, 2016, we have:

•reviewed and discussed the audited consolidated financial statements with management and the independent accountants;

•discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU section 380), as modified by SAS 89 and SAS 90; and

•received the written disclosures and the letter from the independent accountants required by PCAOB Rule 3526, as may be modified or supplemented, and discussed with the independent accountants the accountants’ independence.

Based on the discussions and our review described above, we recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2016 be included in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2016.

Respectfully submitted,

The Audit Committee of Ur-Energy Inc.

Thomas Parker, Chair

James M. Franklin

Paul Macdonell

Gary C. Huber

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

Introduction

The Board of Directors believes that effective corporate governance contributes to improved corporate performance and enhanced shareholder value. The Board of Directors has reviewed the corporate governance best practices identified in National Policy 58‑201 Corporate Governance Guidelines and National Instrument 58-101 Disclosure of Corporate Governance Practices (collectively, the “CSA Guidelines”). The Board of Directors is committed to ensuring that the Company follows best practices and continues to develop and enhance such practices.

Board Mandate

The responsibility of the Board of Directors is to supervise the management of the business and affairs of the Company in accordance with the best interests of the Company and its shareholders. Our Board of Directors establishes overall policies and standards for the Company, and is engaged in company-wide risk management oversight. When premised upon a reasonable basis, the directors are entitled to rely upon management and the advice of the Company’s outside advisors and auditors. The Board also delegates certain responsibilities to its standing committees, based upon the approved charters of each, which are reviewed on a regular basis.

The Board of Directors does not currently have a written mandate or a written description for the Chairman of the Board or the Chief Executive Officer. In discharging its responsibility, the Board of Directors routinely reviews the performance and responsibilities of the Chief Executive Office. Further, the Board of Directors oversees and reviews the development and implementation of the following significant corporate plans and initiatives:

•     the identification of the principal risks to the Company’s business and the implementation of systems to manage these risks, whether financial, operational, environmental, safety-related or otherwise;

•     the Company’s strategic planning and budgeting process;

•     succession planning and determination of relative strengths of existing management including the needs to ensure sufficient depth of management, including appointing, developing and monitoring senior management of the Company;

•     shareholder communications, as well as public communications policies and continuous disclosure record of the Company;

•     analysis and approval of significant acquisitions and dispositions of mineral properties or other Company assets; and

•     monitoring the integrity of the Company’s internal controls and management information systems.

When needed, the Board of Directors recruits possible directors from contacts within the mining industry or other strategic areas that will complement the knowledge and depth of the Board of Directors. Currently, the Board of Directors has determined that six directors is an appropriate number of directors to oversee and provide guidance to management on the business and affairs of the Company, which is accomplished with the existing members of the Board. However, the Board of Directors continues to evaluate the size of the Board of Directors in conjunction with the further development of our operations and possible growth or other strategic decisions of the Company.

New directors who join the Board of Directors are provided with a basic orientation of the Company, the Board of Directors, the committees of the Board and the opportunity to meet with the other directors prior to joining the Board of Directors. All material relationships and agreements, technical reports, and recent continuous disclosure filings are provided and reviewed. In addition, new Directors have the opportunity to meet with management of the Company to have an understanding of the business of the Company and its operations.

Directors are encouraged to participate in corporate governance, executive and director compensation and other education courses that will assist them in their role as directors of the Company or on various committees. During 2015-2016, our

Board joined the NYSE Governance Services Board Leadership Program (“NYSEGS Program”), and made use of its resources, including attendance at the September Compensation Committee “Bootcamp” event. The NYSEGS Program is a voluntary continuing education program that provided our Directors, as well as our Corporate Secretary and Chief Financial Officer, access to a variety of high-caliber events and resources on key corporate governance issues to help them remain current with their board duties and committee responsibilities. Our Corporate Secretary continues a membership in the program.

Throughout the year, directors were provided with educational reading materials and regulatory and legal updates on several topics germane to the responsibilities of the Board and standing committees, including cyber and data security, key accounting considerations, risk assessment, corporate governance and disclosure of corporate governance practices, executive and directors compensation, and Canadian and U.S. securities law and other legal developments (including the implementation of Canadian Extractive Sector Transparency Measures Act (ESTMA) and proposed rulemaking to rescind and replace U.S. Industry Guide 7). As well, updates were provided to the Board with respect to issues affecting our operations and the further development of our business (e.g., Wyoming’s status as an “agreement state” under the Atomic Energy Act; EPA rulemakings; and petitions related to endangered species designation). Additionally, our Board members are knowledgeable about our business, and the nuclear industry as well as uranium mining and are provided with routine market and industry updates. These updates and routine access to our management permit all directors to remain aware of important developments and issues in the context of our business.

Board Composition – Including Tenure and Outlook on Set Retirement Age

The Board of Directors is composed of six directors. Upon the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors has re-nominated all current directors. All directors are elected annually. The Corporate Governance and Nominating Committee regularly reviews the profile of the Board members, including the average age and tenure. The Committee has not established a retirement age for the members of the Board, nor a limitation of term of service. These restrictions are considered from time to time by the Committee, including most recently in December 2016.

The Committee prefers that directors, without regard to their age, are rigorously evaluated on their attendance and contributions to the business of the Board and Company. This scrutiny arises, at least, in annual reviews and assessments of the Board constitution as well as the composition of each standing committee of the Board. Moreover, our industry and specifically our operations are highly technical and the Board considers it critical to retain the knowledge base on our Board while we continue to refine and advance the operations at our first and flagship project at Lost Creek and plan for the further development and permitting of Shirley Basin.

Four of our six directors, Drs. Franklin and Huber, and Messrs. Parker and Boberg have professional and technical expertise in geology, engineering and mining operations. For more than a decade, Dr. Franklin has been integral to our Board, as its lead technical expert, including chairing the HSE & Technical Committee since its inception in 2008. Mr. Boberg, as a director since 2006 and for four and a half years as President and CEO of the Company, has contributed his technical expertise specifically with respect to roll-front uranium deposits like Lost Creek, beginning with the acquisition of Lost Creek in 2005 through to its steady state operations today. Mr. Parker has decades of experience in executive management positions at operating mining companies, and has lent that expertise to his role as a member of the HSE & Technical Committee, and more recently as our Lead Director. Dr. Huber contributes his dual expertise in financial matters and geology gained in management roles of both private and public natural resource companies at various stages of development. Meanwhile, Messrs. Klenda and Macdonell each has more than a decade invested as a Board member, as the Company explored, permitted, developed, constructed and now is operating the Lost Creek facility. Mr. Klenda has been responsible for the equity and debt financing of the Company from inception to date, as well as leading the Company’s management as our CEO (and, previously, as our Executive Director). With his background in labor leadership and mediation, as well as service on a variety of public and private boards, Mr. Macdonell has led the efforts of our Board in compensation, human resources, and governance matters. Collectively, the vast knowledge specific to this project, as well as the uranium industry and market, has been gained through the years of dedication and service to the Board and the Company. This continuity has been important to our development from a uranium explorer into a uranium producer. We believe that implementing a restriction on tenure or a strictly-enforced retirement age would unnecessarily deprive the Company of these contributions and knowledge.

The average age of our current directors is approximately 69; the average tenure of our current directors is approximately 10.3 years.

As described in Proposal No. 1, above, the Corporate Governance and Nominating Committee and our Board of Directors have determined that our directors should possess minimum qualifications including high personal and professional ethics; a commitment to the long-term interests of our shareholders, demonstrated through service, risk management and share ownership; sufficient time to commit to fulfill duties as a director, including membership on standing committees as requested; active engagement and participation in the meetings of the Board, Board committees on which the member serves and on special projects as may be requested; financial literacy as would be required for service on our Audit Committee; and broad experience in business and/or experience in government, education, and technical expertise.

The current six directors include Jeffrey T. Klenda, Chairman of the Board of Directors; James M. Franklin; Paul Macdonell; W. William Boberg; Thomas Parker, our Lead Director; and Gary C. Huber, about whom residency, age, principal occupation and years of service as a member of our Board follows here:

Name (Age) and Residency	Position with Company and Principal Occupation Within the Past Five Years	Service as a Director
Jeffrey T. Klenda (60) Colorado, USA	Chair and Chief Executive Officer (formerly, Chair and Executive Director)	August 2004 – present

James M. Franklin (74) Ontario, Canada	Director, Consulting Geologist/Adjunct Professor of Geology Queen’s University, Laurentian University and University of Ottawa	March 2004 – present

Paul Macdonell (64)(1) Ontario, Canada	Director Senior Mediator, Government of Canada Private Mediator	March 2004 – present

W. William Boberg (77)(2) Colorado, USA	Director Presently Retired (2011)	January 2006 – present

Thomas Parker (74) Montana, USA	Lead Director Mining Company Executive Presently Retired (2012)	July 2007 – present

Gary C. Huber (65) Colorado, USA	Director Mining Company Executive Presently Retired (2012)	May 2015 - present

(1)

Mr. Macdonell is a former director of Wedge Energy International Inc. (“Wedge”). Wedge was subject to a Management Cease Trade Order imposed by the Ontario Securities Commission (“OSC”) on May 31, 2007 for the late filing of Wedge’s financial statements for the period ended March 31, 2007. The Order was lifted by the OSC on August 14, 2007.

(2)	Mr. Boberg is the former President and CEO of Ur-Energy (2006-2011).

Service on Additional Boards

Mr. Klenda is a director of Organto Foods Inc. (since November 2013). Dr. Franklin is a director of Aura Silver Resources Inc. (since October 2003); of Nuinsco Resources Ltd. (since December 2010); and of Anconia Resources Corp. (since June 2012). Mr. Boberg is a director of Aura Silver Resources Inc. (since June 2008). Dr. Huber is a director of Gold Resource Corporation (since January 2013).

Board Independence

Messrs. Macdonell, Parker and Boberg, and Drs. Franklin and Huber are independent directors as determined in accordance with Canadian and U.S. securities laws and the rules of the NYSE MKT. In determining whether a director is independent, the Board of Directors considers the specific circumstances of a director and the nature, as well as materiality, of any relationship between the director and Ur-Energy.

Committee Membership

Our directors provide expertise to our Board committees as follows:

Independent Board Members	Committees/Memberships (♦)
	Audit	Compensation	Corporate Governance / Nominating	Treasury and Investment(1)	Health, Safety and Environment (HSE) & Technical
Thomas Parker (Lead Director)	Chair	♦	♦	Chair	♦
James M. Franklin	♦	♦	♦		Chair
Paul G. Macdonell	♦	Chair	Chair	♦
W. William Boberg					♦
Gary C. Huber	♦				♦

(1)	Roger Smith, CFO of the Company, serves as a non-director member of the Treasury and Investment Committee.

Family Relationships

None of our directors is related to any of our executive officers.

Involvement in Certain Legal Proceedings

Corporate Cease Trade Orders or Bankruptcies

Except as noted above, none of the directors, or officers of the Company is, or has been within the ten years before the date of this Circular, a director or officer of any other issuer that, while that person was acting in that capacity, was the subject of a cease trade or similar order or an order that denied the issuer access to any statutory exemptions under Canadian or U.S. securities legislation for a period of more than 30 consecutive days or was declared bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver-manager or trustee appointed to hold the assets of that company.

Penalties or Sanctions

None of the directors, or officers, of the Company has been subject to any penalties or sanctions imposed by a court relating to Canadian or U.S. securities legislation or by a Canadian or U.S. securities regulatory authority or has entered into a settlement agreement with a Canadian or U.S. securities regulatory authority or been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

Personal Bankruptcies

None of the directors, or officers, of the Company has, during the ten years prior to the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or has been subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver-manager or trustee appointed to hold the assets of the director or officer.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires any person who is a director or executive officer of the Company or who beneficially holds more than 10% of any class of our securities which have been registered with the SEC to file reports of initial ownership and changes in ownership with the SEC.

Based upon our review of the copies of the Section 16(a) reports furnished to us, all Section 16(a) filing reports applicable to our directors, executive officers and holders of more than 10% of any class of our registered securities were timely complied with during 2016, except as follows: As previously disclosed, one Section 16(a) report by Mr. Klenda (his participation in the Company’s February 2016 bought-deal financing, as otherwise disclosed), was not filed timely in early 2016. A report was filed approximately 12 days later when this oversight was discovered. A Section 16(a) report by Mr. Klenda, with respect to a transaction (bona fide gift) was not filed timely and was filed approximately 11 days later, at the time the oversight was discovered.

Leadership Structure and Board’s Role in Risk Oversight

Mr. Klenda became our Chairman and Executive Director in 2006. He assumed the role of Acting Chief Executive Officer in May 2015, and was subsequently named President and Chief Executive Officer in December 2016. He remains the Chairman of our Board. Because of Mr. Klenda’s role from the inception of the Company, our Corporate Governance and Nominating Committee considered, from time to time, the functions customarily assigned to a director serving in the role of an independent lead director.  In December 2014, at the conclusion of our first full year of operations at our Lost Creek Mine, the Corporate Governance and Nominating Committee determined that establishment of the role of lead director of our Board of Directors would enhance the communications within the Board, among its committees, and with management. The Committee recommended and the Board approved a policy statement for such an independent lead director’s position at any time that the chairman of the Board is not an independent director. In that event, under the adopted policy, the Corporate Governance and Nominating Committee may suggest an independent director to serve as lead independent director (“Lead Director”), who shall be approved by a majority of the independent directors. In December 2014, Mr. Parker was so approved by a majority of the independent directors to serve as the Lead Director of our Board, and continues to serve in that role to date.

Pursuant to the policy statement approved by the full Board, the responsibilities of the Lead Director include:

•When necessary, act as the principal liaison between the independent directors and the Chairman of the Board and Chief Executive Officer;

•Call and chair, at least annually, a meeting of the independent directors;

•Preside at meetings of the Board of Directors where the Chairman of the Board is not available or where the Chairman has stated a real or perceived conflict of interest concerning a matter before the Board; and

•During merger or acquisition discussions or activities, be advised by management at early-stage discussions, and chair any Board appointed special committee composed of independent directors to review and make recommendations regarding the proposed transaction, subject to any conflict of interest which would require the appointment of a different lead independent director being approved by a majority of the independent directors for such specified purpose.

Further, the policy statement provides that the Lead Director shall serve until such time as he or she ceases to be a director, resigns as Lead Director, is replaced as Lead Director by a majority of the independent directors, or is replaced by an independent Chairman of Board elected by a majority of the independent directors of the Board. The performance of a Lead Director shall be reviewed annually as a part of the normal Board evaluation process. Mr. Parker’s performance as Lead Director has been reviewed annually, most recently in December 2016.

The Board oversees the risks involved in our operations as part of its general oversight function, integrating risk management into the Company’s compliance policies and procedures. While the Board has the ultimate oversight responsibility for the risk management process, the Audit Committee, the Compensation Committee and the Technical

Committee have certain specific responsibilities relating to risk management. Among other things, the Audit Committee addresses risk assessment and risk management, and reviews major risk exposures (whether financial, operating, cyber-security or otherwise) and the guidelines and policies that management has put in place to govern the process of assessing, controlling, mitigating, managing and reporting such exposures. In addition, when recommending to the Board appropriate compensation for executive officers, the Compensation Committee considers the nature, extent and acceptability of risks that the executive officers may be encouraged to take by any incentive compensation. The Compensation Committee also oversees human resources and talent management risks, succession risk and planning. The HSE & Technical Committee continues with its role of overseeing our mineral resources and related operational risks, and now with operations at Lost Creek, oversees health, safety and environmental risks. The Board also satisfies its risk oversight responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from executive officers responsible for oversight of particular risks within the Company.

Majority Voting Policy

The Company has adopted a majority voting policy for the election of directors at uncontested meetings which can be viewed on our website at www.ur-energy/corporate-governance/. The policy provides that, in an uncontested election, each Director must be elected by a majority of the votes cast with respect to that Director’s election. Votes will not be deemed cast if no authority or discretion is given (for example, a broker non-vote). If a Director does not receive a majority (50% + 1) of the votes cast as to his election, he will forthwith submit to the Board his resignation and shall not participate in any meeting of the Board or any of its committees while the resignation is considered. The Corporate Governance and Nominating Committee will expeditiously consider the candidate’s resignation and make recommendation to the Board whether to accept it. In considering the candidate’s resignation, the Committee and the Board shall only refuse to accept such resignation if there are exceptional circumstances.

Code of Ethics and Other Policies

We have adopted a Code of Ethics (“Code”) which applies to our principal executive officer, principal financial officer, principal accounting officer or controller and others performing similar functions. The Code has been filed on Form 8‑K and is available on our website at www.ur-energy/corporate governance/. The Code is designed to reasonably deter wrongdoing and to promote honest and ethical conduct; full, fair, accurate, timely and understandable disclosure in reports; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of the violations of the Code; and adherence to the Code. We intend to disclose any amendment or waiver (including any implicit waiver) of the Code on our website at www.ur‑energy.com/corporate-governance/ within four business days following such amendment or waiver. Since its adoption, there have been no waivers of the Code. We also have adopted a Code of Business Conduct and Ethics which applies to all employees, officers and directors, and which also may be accessed on our website. Both the Code and the Code of Business Conduct and Ethics are reviewed routinely, most recently in December 2016. We maintain a separate Whistleblower Policy statement in conjunction with our Whistleblower Program, which was last reviewed in December 2016.  The policy statement, as well as a link to our third-party program provider’s confidential website, is also found on our website at http://www.ur-energy.com/corporate-governance/. The link and other program information is also available to our employees on an internal Company intranet site.

Policies Concerning Confidentiality, Public Disclosure and Restrictions on Trading Securities

We have also adopted various policies related to trading restrictions, disclosure requirements and confidentiality obligations which have been amended and restated from time to time, most recently amended effective December 16, 2016.  The Corporate Governance and Nominating Committee oversees the implementation and compliance of these policies. These policies, which are combined under the “Ur-Energy Inc. Policies Concerning Confidentiality, Public Disclosure and Restrictions on Trading Securities,” also are available on our website at http://www.ur-energy.com/corporate-governance/.  All directors, officers and employees of the Company are expected to be familiar with and adhere to the policies.

Gender Diversity Policy and Reporting

In December 2014, the Board of Directors adopted a Gender Diversity policy by which the Company seeks to encourage the identification, recruitment, development and, ultimately, retention of talented women at all levels including on its Board. The Board believes that a board made up of highly-qualified directors, from diverse backgrounds, promotes better corporate governance and improves business outcomes.

The inclusion of women extends to our Board composition and consideration of the level of representation by women on the Board will be an important consideration during searches for qualified new Board members as those needs may arise. The Company embraces the proposition that more women on boards is advantageous. We remain duty bound to recruit and invest in the best available talent based upon education, experience and personal skills and qualities. Although the Board is not at this time endorsing a quota or target, it does commit to seeking and having increasing representation of women on the Board, in executive management and throughout the Company. Because our policy remains relatively new, and the fact that the Corporate Governance and Nominating Committee and Board agree that the current number of members for and composition of the Board remains appropriate, there has not been systemic consideration of the effectiveness or measures taken under the policy. As discussed above, our Board has served effectively for several years with little turnover or need for expansion.  However, the Committee has been made aware of additional female candidates during 2016, and in 2017, and will continue to review the qualifications of those, and all, candidates brought forward for consideration when consideration is given to expanding the size of the Board or when a seat must be filled.

Although no women currently serve on our Board, the Company has one female executive officer, Penne Goplerud, our General Counsel and Corporate Secretary since 2011. Among our six-person management team, this approximates 17% representation by women. Prior to her appointment as a member of our executive officers, Ms. Goplerud served the Company as Associate General Counsel from 2007, and as outside counsel between 2005 and the time she joined us in 2007 as an employee. At this time, there is no consideration for expanding our executive group. We restructured certain of our respective responsibilities in mid-2015 when our executive group was reduced in number and have found that the current structure works well, and further facilitates communication and other management matters. Neither at this time have targets been established for additional representation of women in our executive group. If and as the executive group is expanded or current members may depart and be replaced, foremost, experience, merit and skill sets must be considered when candidates are evaluated. While certain aspects of, and areas of expertise within, our industry remain predominantly male, we remain committed to equality of opportunity and look forward to facilitating any appropriate increase in representation of women in our management structure based upon merit and overall qualifications. We currently have women filling managerial roles in our accounting and finance group, chemistry laboratory at Lost Creek, and in radiation safety, as well as critical support roles in the chemistry laboratory and Land-Legal department. Here, again, rather than instituting a target or quota, we look forward to the development of our internal talent at both management and executive levels.

Meetings of the Board and Committees

The Board of Directors meets at least four times a year and more frequently if required. In 2016, the Board of Directors met nine times. Additionally, the Board of Directors took two actions by written resolutions. The Board of Directors from time to time holds a portion of its meetings when management departs and the independent directors meet in camera. Management may be asked to depart a meeting for in camera sessions at such other meetings as the independent directors deem appropriate from time to time. During 2016 the Board held four meetings during which non-director executives were excused for a portion of the meeting. Additionally, the independent directors met in camera without executive management on at least one occasion. A separate meeting of the independent directors was held in December 2016.

Board Committees

There are five permanent committees of the Board of Directors: the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, the Treasury & Investment Committee and the HSE & Technical Committee. The Board of Directors may also appoint other temporary or permanent committees from time to time for particular purposes.

The following sets out a summary of the responsibilities and activities of the Board Committees and the Report of the Audit Committee.

Audit Committee

The Audit Committee assists the Board of Directors in carrying out its responsibilities relating to corporate accounting and financial reporting practices, as well as oversight of internal controls, and the Whistleblower Program. The duties and responsibilities of the Audit Committee include the following:

•reviewing for recommendation to the Board of Directors for its approval the principal documents comprising our continuous disclosure record, including interim and annual financial statements and management’s discussion and analysis;

•recommending to the Board of Directors a firm of independent auditors for appointment by the shareholders and reporting to the Board of Directors on the fees and expenses of such auditors.  The Audit Committee has the authority and responsibility to select, evaluate and if necessary replace the independent auditor. The Audit Committee has the authority to approve all audit engagement fees and terms and the Audit Committee, or a member of the Audit Committee, must review and pre-approve any non-audit services provided to the Company by our independent auditor and consider the impact on the independence of the auditor;

•reviewing periodic reports from the Chief Financial Officer;

•discussing with management and the independent auditor, as appropriate, any audit problems or difficulties and management’s response; and

•establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including through the Whistleblower Program.

The Audit Committee maintains direct communication during the year with our independent auditor and with our executive officers and other personnel responsible for accounting and financial matters.

During 2016, the members of the Audit Committee were Thomas Parker (Chair), Paul Macdonell, James Franklin and Gary Huber. The members of the Audit Committee were in 2016, and are currently, independent directors pursuant to National Instrument 52-110 Audit Committees (“NI 52-110”) and the listing standards of the NYSE MKT. Each of the members is financially literate as defined in NI 52-110 and financially sophisticated under the NYSE MKT rules. The Audit Committee designated each of Thomas Parker and Gary Huber as an “audit committee financial expert” as that term is currently defined by the rules of the SEC.

During 2016, the Audit Committee met six times. The activities of the Audit Committee over the past year included the following:

•review of our annual financial statements and management’s discussion and analysis prior to filing with the regulatory authorities;

•review of our quarterly interim financial statements and management’s discussion and analysis prior to filing with regulatory authorities;

•review of periodic reports from the Chief Financial Officer;

•review of applicable corporate disclosure reporting and control processes, including Chief Executive Officer and Chief Financial Officer certifications;

•approval of retention of an external firm for testing of internal controls and subsequently reviewing reports made by the firm;

•review Audit Committee governance practices to ensure its terms of reference incorporate all regulatory requirements;

•oversee the Company’s Whistleblower Program, including training regarding the program;

•assess and manage risk, including those risks presented by cyber-security and related threats, including receiving presentations on management of these threats;

•received presentations on new regulatory matters, including the requirements of initial reporting under Canadian ESTMA;

•review of the Audit Committee Charter; and

•review of the engagement letter with the independent auditors and annual audit fees prior to approval by the Board of Directors, as well as pre-approving non-audit services and their cost prior to commencement.

The Audit Committee has recommended to the Board of Directors that Ur-Energy shareholders be requested to re-appoint PricewaterhouseCoopers LLP, Chartered Professional Accountants, as the independent auditor for 2017.

The Audit Committee reviews its charter on a yearly basis, and did so most recently on December 15, 2016.  A copy of the Amended and Restated Audit Committee Charter, as amended on December 16, 2016, is available at our website www.ur-energy/corporate-governance/. The composition of the Audit Committee and the qualifications of each of its members is set forth above as a part of Proposal No. 1.

Compensation Committee

The Compensation Committee assists the Board of Directors in carrying out its responsibilities relating to personnel matters, including performance, compensation and succession.  The Compensation Committee has prepared terms of reference which include annual objectives against which to assess members of management including the Chief Executive Officer, reviewing and making recommendations to the Board of Directors with respect to employee and consultant compensation arrangements including stock options, restricted share units and management succession planning.  The Compensation Committee reviews its charter on a yearly basis, and did so most recently on December 15, 2016. A copy of the Amended and Restated Compensation Committee Charter, as amended on December 12, 2014, is available at our website www.ur-energy/corporate-governance/.

The Compensation Committee met formally three times in 2016. The Committee took one action by written resolution during 2016. Portions of meetings are conducted without management present, including for the purpose of specifically discussing the compensation of the Chief Executive Officer. Additionally, the Compensation Committee considered various matters related to the Company’s existing compensation program, executive and director compensation, share ownership guidelines for directors and executive officers (including compliance), and presentations on trends in governance and compensation including “say on pay”. The Compensation Committee annually reviews the results of the “say on pay” vote of our shareholders. The Compensation Committee is authorized to engage, at the Company’s expense, compensation consulting firms or other professional advisors as necessary to assist in discharging its responsibilities.

During 2016, the members of the Committee were Paul Macdonell (Chair), Thomas Parker and James Franklin. The members of the Compensation Committee were in 2016, and are currently, independent under applicable law and the rules of the NYSE MKT. As well, at least two members of the Committee (all three, currently) qualify as “outside” directors within the meaning of U.S. Internal Revenue Code Section 162(m) and as “non-employee” directors within the meaning of Rule 16b-3 under the Exchange Act, as amended. The biographies of the members of the Compensation Committee are provided above as a part of Proposal No. 1 and provide the qualifications of each of the members of the Compensation Committee.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee assists the Board of Directors with determining the director nominees for election to the Board of Directors, recommending candidates to fill vacancies, other succession planning, the composition of the committees of the Board of Directors and monitoring compliance with corporate governance regulatory requirements. In performing its duties, the Committee will review and consider director nominees recommended by shareholders. The Committee also conducts Board member evaluations and evaluation of the Lead Director on an annual basis, while considering the overall composition and appropriate size of the Board.

The Corporate Governance and Nominating Committee reviews its charter on a yearly basis, and did so most recently on December 15, 2016. A copy of the Amended and Restated Corporate Governance and Nominating Committee Charter, as amended on December 16, 2016, is available at our website www.ur-energy/corporate-governance/.

During 2016, the members of the Committee were Paul Macdonell (Chair), Thomas Parker and James Franklin. The Corporate Governance and Nominating Committee met twice during 2016, and took one action by written resolution. The members of the Corporate Governance and Nominating Committee were in 2016, and are currently, independent under the rules of the NYSE MKT. The composition of the Corporate Governance and Nominating Committee and the qualifications of each of its members is set forth above as a part of Proposal No. 1.

The Corporate Governance and Nominating Committee received a presentation about the Company’s directors’ and officers’ liability program and insurance coverage; and reviewed other corporate policies including the Code of Ethics, Whistleblower Policy, and Ur-Energy Inc. Policies Concerning Confidentiality, Public Disclosure and Restrictions on Trading Securities. The Committee also reviews and considers the Company’s risks and risk management.

Treasury & Investment Committee

The Treasury & Investment Committee assists the Board of Directors by centralizing for oversight all treasury activities of Ur‑Energy insofar as practical, and coordinating our banking, cash management, investment and funding arrangements. The Committee also formulates and implements the Treasury and Investment Policy, reviewing it from time to time. The Committee’s Charter, as last amended February 5, 2014, provides that the Committee consist of the Chief Financial Officer and at least two independent members of the Board of Directors. The Treasury & Investment Committee reviews its charter on an annual basis, and did so most recently on December 15, 2016.

During 2016, the members of the Treasury & Investment Committee were Thomas Parker (Chair) and Paul Macdonell, along with our Chief Financial Officer, Roger Smith. The Treasury & Investment Committee met twice during 2016.

HSE & Technical Committee

The Health, Safety and Environment & Technical Committee (the “HSE & Technical Committee”) assists the Board of Directors with reserve and resource matters relating to our mineral properties; technical matters relating to our exploration, development, permitting, construction, operations, reclamation and restoration activities; health, safety and environmental matters relating to our operations and activities; and compliance with legal and regulatory requirements relating to reserve and resource matters, technical matters, and health, safety and environmental matters. The Committee “Mandate and Guidelines” document was adopted by the Board of Directors on January 29, 2008, and subsequently became the Committee Charter. The Charter was amended in 2015 to rename the Committee to its current title, to better reflect the responsibilities of the Committee. Most recently, it was reviewed and revised effective December 16, 2016.  The Committee approved changes to include additional responsibilities in the Committee’s charge. The Committee formalized an obligation to periodically visit our operational sites – something which the Committee has done since operations commenced at Lost Creek in 2013. Refinements were made to the oversight and review by the Committee of the substantive safety and HSE policies and protocols.  Also formalized was the responsibility to investigate or oversee any investigation of extraordinary negative HSE, technical or security matters.

The members of the HSE & Technical Committee are James Franklin (Chair)(Professional Geologist), William Boberg (Professional Geologist), Thomas Parker (Professional Engineer), and Gary Huber (Professional Geologist). The members of the HSE & Technical Committee are not required to be independent. There are several members of management who routinely participate in the Technical Committee. Because of the significance of the physical and environmental safety and operational matters overseen by the Committee, an informal standing invitation has been extended by the Committee since 2014 for all directors and management to attend the Committee’s meetings. In 2016, all non-Committee directors and all executive officers attended all HSE & Technical Committee meetings.

The HSE & Technical Committee continues to conduct many of its reviews by means of informal meetings. In 2016, the Committee again chose to conduct in-house technical sessions of varying lengths, in lieu of the review symposium which had been conducted historically. Each of the technical sessions focused on operational updates and ongoing technical refinements of our Lost Creek Project. These meetings were conducted with executive staff and operational management and staff participating.

The HSE & Technical Committee held six formal meetings during 2016. Committee members Dr. Franklin, Mr. Parker and Dr. Huber, traveled to Lost Creek during 2016 to observe operations and meet with personnel at the facility. Mr. Boberg was not able to attend the site visit. Another of our independent directors, Mr. Macdonell, who does not serve on the HSE & Technical Committee, also traveled to the site in 2016 to observe operations. As previously mentioned, the Committee recommended and the Board approved an amendment to the Committee’s Charter to include the responsibility of Committee members to make periodic site visits to our operational locations.

The Committee undertook a review role with the preparation of the NI 43-101 Preliminary Economic Assessment of Lost Creek Property and its amendment, both issued in early 2016. Additionally, the Committee received routine presentations throughout the year on technical, operational, safety and environmental matters at Lost Creek.

Summary of Memberships on Permanent Committees and Record of Attendance for 2016

During the year ended December 31, 2016, the Board of Directors and its permanent committees held the following meetings:

Board of Directors	9	(1)
Audit Committee (“AC”)	6
Compensation Committee (“CC”)	3	(2)
Corporate Governance and Nominating Committee (“CGN”)	2
HSE & Technical Committee (“HSE&TC”)	6	(3)
Treasury & Investment Committee (“TIC”)	2

Total number of meetings held	28

(1)	In addition to the nine meetings held by the Board of Directors, two actions were taken by resolution in writing.

During 2016, our directors attended all of the scheduled Board and Committee meetings, except for one Audit Committee meeting in December 2016 which Dr. Franklin was unable to attend.

	Board Meetings	Committee Meeting Memberships and Meetings Attended
Director	Attended	AC	CC	CGN	TIC(1)	HSE&TC(2)
Jeffrey T. Klenda	9/9	-	-	-	-	-
James M. Franklin	9/9	5/6	3/3	2/2	-	6/6
Paul Macdonell	9/9	6/6	3/3	2/2	2/2	-
W. William Boberg	8/9	-	-	-	-	5/6
Thomas Parker	9/9	6/6	3/3	2/2	2/2	6/6
Gary C. Huber	9/9	6/6	-	-	-	6/6

(1)	Roger Smith, CFO of the Company, the third member of the Treasury and Investment Committee, also had 100% attendance.
(2)	Messrs. Klenda and Macdonell, at the invitation of the HS&E and Technical Committee, attended all six Committee meetings.

Board Attendance at Shareholder Meeting

It has been the Company’s practice and expectation that its directors attend the annual shareholders’ meetings.  Last year, all six of our current directors attended the annual and special meeting of shareholders.

Shareholder Feedback

The Board of Directors believes that management should speak for the Company in its communications with shareholders and others in the investment community and that the Board of Directors should be satisfied that appropriate investor relations programs and procedures are in place. The Board of Directors has approved these policies including the designation of spokespersons in behalf of the Company from time to time. Management meets regularly with shareholders and others in the investment community to receive and respond to shareholder feedback.

The Board of Directors regularly reviews the Company’s major communications with shareholders and the public, including continuous disclosure documents and periodic press releases in accordance with the Company’s policies.

Shareholder Communication with the Board

We believe that it is important to maintain good shareholder relations. The Board will give appropriate attention to all written communications that are submitted by shareholders. Any shareholder wishing to send communications to the Board, or a specific committee of the Board, should send such communication to the Corporate Secretary of the Company by email to legaldept@ur‑energy.com or by mail to Ur-Energy Inc. Board of Directors, c/o Corporate Secretary, 10758 West Centennial Road, Suite 200, Littleton, Colorado, USA 80127. All communications shall state the type and amount of the Company’s securities held by the shareholder and shall clearly state that the communication is intended to be shared with the Board, or if applicable, with a specific committee of the Board. The Corporate Secretary shall forward all such communications to the Board or the specific committee, as appropriate.

Expectations of Management

The Board of Directors believes that it is appropriate for management to be responsible for the development of long-term strategies for our Company. Meetings of the Board of Directors are held, as required, to specifically review and deal with long-term strategies of the Company as presented by senior members of management.

The Board of Directors appreciates the value of having selected executive officers attend board meetings to provide information and opinions to assist the Directors in their deliberations. The Chair, in consultation with the Chief Financial Officer and Corporate Secretary, arranges for the attendance of executive officers as well as managers for consultation including technical presentations at Board of Directors meetings.

APPOINTMENT OF AUDITORS

The Audit Committee selected and has recommended the independent accounting firm of PricewaterhouseCoopers LLP with respect to the audit of our financial statements for the year ended December 31, 2017. At the Meeting, it is proposed to re-appoint PricewaterhouseCoopers LLP, Chartered Professional Accountants, as auditors of the Company, to serve until the next annual meeting of shareholders with their remuneration to be fixed by the Board of Directors. We currently expect that our Audit Partner from PricewaterhouseCoopers LLP will attend the Meeting.

Independent Accountant Fees and Services

PricewaterhouseCoopers LLP and its affiliates have been the auditors of Ur-Energy since December 2004. The fees accrued for audit and audit-related services performed by PricewaterhouseCoopers LLP in relation to our financial years ended December 31, 2016 and 2015 were as follows:

Years ending	Audit fees (1)	Audit-related Fees (2)	Tax Fees (3)	All Other Fees (4)
December 31, 2016	$ 215,250	$ 152,314	$ -	$ -
December 31, 2015	$ 220,500	$ 105,740	$ -	$ -

(1)	Audit fees consisted of audit services, reporting on internal control over financial reporting and review of such documents filed with the securities regulators.
(2)

Audit related fees were for services in connection with quarterly reviews of the consolidated financial statements and work in connection with our securities filings as required by the Canadian and United States securities regulators.

(3)	The aggregate fees billed for tax compliance, tax advice, and tax planning services.
(4)	Other fees were for other consulting services provided.

Audit Committee’s Pre-Approval Practice

All services reflected in the preceding table for 2016 and 2015 were pre-approved in accordance with the policy of the Audit Committee of the Board of Directors.

INDEBTEDNESS OF DIRECTORS AND OFFICERS

At no time since the beginning of the Company’s last financial year was any director, executive officer, proposed nominee for election as a director, or any of their respective associates, indebted to the Company or any of its subsidiaries, nor was the indebtedness of any such person to another entity the subject of any guarantee, support agreement, letter of credit or similar arrangement provided by the Company or any of its subsidiaries.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of our directors or officers has had any material interest, direct or indirect, in any material transaction since the incorporation of Ur-Energy or in any proposed transaction which has or may materially affect Ur-Energy.

As discussed in their biographies set forth herein, certain of our directors and/or officers are also directors and/or officers of one or more other mining or natural resources companies. Our directors and officers are also in many cases shareholders of one or more mining or natural resources companies. Consequently, there exists the possibility for such directors and/or officers to be a position of conflict. While there is a potential for conflicts of interest to arise in such situations, that potential is minimized because of the nature of these other companies in other areas of mineral resources and precious metals. Any decision made by any of these directors and/or officers will be made in accordance with their duties and obligations to deal fairly and in good faith with Ur‑Energy and such other companies. In addition, at meetings of the Board, any director with an interest in a matter being considered will declare such interest and refrain from voting on such matter.

The Audit Committee is charged with reviewing and approving in advance any transaction with any “related person,” as that term is defined under applicable U.S. securities laws.  Except as previously disclosed, there have been no transactions between the Company and any “related person” since the beginning of the Company’s last fiscal year that would be required to be disclosed under applicable U.S. securities laws. In February 2016, Mr. Klenda purchased 1,000,000 Common Shares under the bought-deal financing in February 2016 for gross proceeds of $500,000 at the same price as other investors.

HOUSEHOLDING

The bank, broker or other nominee for any shareholder who is a beneficial owner, but not the record holder, of the Company’s Common Shares may deliver only one copy of the Circular to multiple shareholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the shareholders. The Company will deliver promptly, upon written or oral request, a separate copy of the Circular to a shareholder at a shared address to which a single copy of the document was delivered. Shareholders who wish to receive a separate copy of the Circular now, or a separate copy of the Notice of Internet Availability or Circular in the future, should write to us at: Ur-Energy Inc. 10758 West Centennial Road, Suite 200, Littleton, Colorado 80127, Attention: Corporate Secretary. Beneficial owners sharing an address who are receiving multiple copies of the Circular and wish to receive a single copy of the Notice of Internet Availability or Circular in the future will need to contact their broker, bank or other nominee to request that only a single copy be mailed to all shareholders at the shared address in the future.

PERFORMANCE GRAPH AND TABLE

The performance graph and disclosure related thereto is set forth in Item 5 of our Annual Report on Form 10-K for the year ended December 31, 2016 under the heading “Performance Graph and Table” and is incorporated by reference here. The information in Item 5 of the Annual Report on Form 10-K is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the liabilities of Section 8 of the Exchange Act. A copy of our Annual Report on Form 10-K for the year ended December 31, 2016 is available at www.sedar.com, www.sec.gov and upon request by a shareholder to the Company as set forth under “Availability of Documents.”

ACCOMPANYING FINANCIAL INFORMATION AND INCORPORATION BY REFERENCE

Additional financial information for the Company is available in the Company’s audited consolidated financial statements for the year ended December 31, 2016 and related management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2016, included in the Annual Report on Form 10-K which has been filed with the SEC at http://www.sec.gov/edgar.shtml, and with Canadian securities regulators at www.sedar.com.

ANNUAL REPORT TO SHAREHOLDERS

Included with this Circular is the Company’s 2016 Annual Report on Form 10-K for the year ended December 31, 2016 (without exhibits which may be accessed on our Annual Report on Form 10-K at http://www.sec.gov/edgar.shtml).

SHAREHOLDER PROPOSALS

All proposals of the Company’s shareholders intended to be presented at the Company’s annual meeting of shareholders in 2018 must meet the requirements set forth in Section 137 of the Canada Business Corporations Act (CBCA) and Rule 14a-8 of the Exchange Act. Pursuant to the CBCA, proposals must be received by the Company’s Corporate Secretary no later January 21, 2018 in order to be included in the Management Proxy Circular for the Company’s 2018 annual meeting. The Company’s next annual meeting of shareholders is planned for May 2018.

As to any proposal that a shareholder intends to present to shareholders other than by inclusion in our Management Proxy Circular for our 2018 annual meeting of shareholders, the proxies named in our proxy for that meeting will be entitled to exercise their discretionary voting authority on that proposal unless we receive notice of the matter to be proposed not later than March 7, 2018. Even if proper notice is received on or prior to that date, the proxies named in our proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising shareholders of that proposal and how they intend to exercise their discretion to vote on such matter, unless the shareholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Exchange Act.

AVAILABILITY OF DOCUMENTS

Upon request made to the Corporate Secretary of Ur-Energy at 10758 West Centennial Road, Suite 200, Littleton, Colorado 80127 (Telephone: +1 720-981-4588 ext. 250), the Corporate Secretary will provide to any shareholder of the Company entitled to vote at the Annual Meeting, free of charge, by first class mail within one business day of receipt of written request, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC (including exhibits) and with the Canadian securities authorities.

OTHER MATTERS

Our management and the Board of Directors know of no other matters to be brought before the Meeting. If other matters are presented properly to the shareholders for action at the Meeting and any postponements and adjournments thereof, it is the intention of the proxy holders named in the proxy to vote in their discretion on all matters on which the Common Shares represented by such proxy are entitled to vote.

There have been no other proposals made by shareholders for consideration at this Meeting, nor are there any other proposals to be addressed at the Meeting but not included in this Circular.

APPROVAL

The contents and mailing of this Circular have been approved by the Board of Directors of the Company.

You are urged to complete, sign, date and return your proxy promptly. You may revoke your proxy at any time before it is voted. If you attend the Meeting, as we hope you will, and you are a registered shareholder, you may vote your shares in person.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Jeffrey T. Klenda
Jeffrey T. Klenda, Chairman

SCHEDULE A

UR-ENERGY INC.

AMENDED AND RESTATED STOCK OPTION PLAN 2005

(as amended and restated through April 13, 2017)

1.     PURPOSE OF THE PLAN

1.1   The purpose of the Plan is to attract, retain and motivate persons of training, experience and leadership to the Corporation and its Subsidiaries, including their directors, officers, employees and service providers, and to advance the interests of the Corporation by providing such persons with the opportunity, through share options, to acquire an increased proprietary interest in the Corporation.

2.     DEFINED TERMS

       Where used herein, the following terms shall have the following meanings, respectively:

2.1   “Board” means the Board of Directors of the Corporation or, if established and duly authorized to act, the Executive Committee of the Board of Directors of the Corporation;

2.2    “Change of Control” includes:

(a) the acquisition by any persons acting jointly or in concert (as determined by the Securities Act), whether directly or indirectly, of voting securities of the Corporation that, together with all other voting securities of the Corporation held by such persons, constitute in the aggregate more than 50% of all outstanding voting securities of the Corporation;

(b) an amalgamation, arrangement or other form of business combination of the Corporation with another corporation that results in the holders of voting securities of that other corporation holding, in the aggregate, more than 50% of all outstanding voting securities of the corporation resulting from the business combination;

(c) the sale, lease or exchange of all or substantially all of the property of the Corporation to another person, other than in the ordinary course of business of the Corporation or to a Related Entity; or

(d) any other transaction that is deemed to be a “Change of Control” for the purposes of this Plan by the Board in its sole discretion;

2.3    “Committee” shall have the meaning attributed thereto in Section 3.1 hereof;

2.4   “Control” by a person over a second person means the power to direct, directly or indirectly, the management and policies of the second person by virtue of:

(a) ownership of or direction over voting securities in the second person;

(b) a written agreement or indenture;

(c) being or Controlling the general partner of the second person; or

(d) being a trustee of the second person;

2.5    “Corporation” means Ur-Energy Inc. and includes any successor corporation thereof;

2.6    “Eligible Person” means:

(a) any Insider, director, officer or employee of the Corporation or any Subsidiary, or any other Service Provider (an “Eligible Individual”); or

(b) a corporation controlled by an Eligible Individual, the issued and outstanding voting shares of which are, and will continue to be, beneficially owned, directly or indirectly, by such Eligible Individual (an “Employee Corporation”);

2.7     “Insider” means any insider, as such term is defined in Subsection 1(1) of the Securities Act (Ontario), of the Corporation, other than a person who falls within that definition solely by virtue of being a director or senior officer of a Subsidiary, and includes any associate, as such term is defined in Subsection 1(1) of the Securities Act (Ontario), of any such insider;

2.8     “ISO” means any Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the US Code;

2.9     “Market Price” at any date in respect of the Shares means the closing price of such Shares on the TSX (or, if such Shares are not then listed and posted for trading on the TSX, then on the recognized stock exchange on which such Shares are listed or posted or, if such Shares are not so listed on any recognized stock exchange, then on the over-the-counter market on which they are traded or posted as selected for such purpose by the Committee or, in accordance with Section 5.5 hereof) on the immediately preceding Trading Day;

2.10    “Option” means an option to purchase Shares granted to an Eligible Person under the Plan;

2.11   “Option Price” means the price per Share at which Shares may be purchased under an Option, as the same may be adjusted from time to time in accordance with Article 8 hereof;

2.12    “Optioned Shares” means the Shares issuable pursuant to an exercise of Options;

2.13   “Optionee” means an Eligible Person to whom an Option has been granted and who continues to hold such Option;

2.14    “Plan” means this Amended and Restated Stock Option Plan, as the same may be further amended or varied from time to time;

2.15    “Related Entity” means, for the Corporation, a person that Controls or is Controlled by the Corporation or that is Controlled by the same person that controls the Corporation;

2.16    “Service Provider” means any person or company engaged as an independent contractor or otherwise to provide ongoing management or consulting services for the Corporation or for any entity controlled by the Corporation;

2.17    “Shares” means the Common Shares of the Corporation or, in the event of an adjustment contemplated by Article 8 hereof, such other shares or securities to which an Optionee may be entitled upon the exercise of an Option as a result of such adjustment;

2.18   “Subsidiary” means any corporation which is a subsidiary, as such term is defined in Subsection 1(2) of the Canada Business Corporations Act, of the Corporation;

2.19    “Trading Day” means the any business day on which the Shares are listed or posted for trading on the TSX or on a recognized stock exchange or on the over-the-counter market, as applicable, whether or not there are any transactions in Shares on such date;

2.20    “TSX” means the Toronto Stock Exchange; and

2.21    “US Code” means the U.S. Internal Revenue Code of 1986, as amended.

3.     ADMINISTRATION OF THE PLAN

3.1    The Plan shall be administered by the Board or, if determined by the Board, by the Board with the assistance of the compensation committee (the “Committee”) of the Board.

3.2     The Committee shall have the power, where consistent with the general purpose and intent of the Plan and subject to the specific provisions of the Plan:

(a) to establish policies and to adopt rules and regulations for carrying out the purposes, provisions and administration of the Plan;

(b) to interpret and construe the Plan and to determine all questions arising out of the Plan or any Option, and any such interpretation, construction or determination made by the Committee shall be final, binding and conclusive for all purposes;

(c) to determine the number of Shares covered by each Option;

(d) to determine the Option Price of each Option;

(e) to determine the time or times when Options will be granted and exercisable;

(f) to determine if the Shares which are issuable on the exercise of an Option will be subject to any restrictions upon the exercise of such Option; and

(g) to prescribe the form of the instruments relating to the grant, exercise and other terms of Options, including whether any Option will be designated as an ISO.

3.3     The Committee may, in its discretion, require as conditions to the grant or exercise of any Option that the Optionee shall have:

(a) represented, warranted and agreed in form and substance satisfactory to the Corporation that he or she is acquiring and will acquire such Option and the Shares to be issued upon the exercise thereof or, as the case may be, is acquiring such Shares, for his or her own account, for investment and not with a view to or in connection with any distribution, that he or she has had access to such information as is necessary to enable him or her to evaluate the merits and risks of such investment and that he or she is able to bear the economic risk of holding such Shares for an indefinite period;

(b) agreed to restrictions on transfer in form and substance satisfactory to the Corporation and to an endorsement on any option agreement on certificate representing the Shares making appropriate reference to such restrictions; and

(c) agreed to indemnify the Corporation in connection with the foregoing.

3.4    Any Option granted under the Plan shall be subject to the requirement that, if at any time counsel to the Corporation shall determine that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any law or regulation of any jurisdiction, or the consent or approval of any securities exchange or any governmental or regulatory body, is necessary as a condition of, or in connection with, the grant or exercise of such Option or the issuance or purchase of Shares thereunder, such Option may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Corporation to apply for or to obtain such listing, registration, qualification, consent or approval.

3.5    The Chief Executive Officer of the Corporation may grant Options, in the context of non- executive employment or consulting arrangements, from time to time between the dates of meetings of the Board in the amount of up to 100,000

Shares in aggregate and upon the reporting from time to time of the grant of such Options to the Board, the amount available for such grants by the Chief Executive Officer shall be restored to the full amount of 100,000 Shares.

4.     SHARES SUBJECT TO THE PLAN

4.1      Subject to adjustment as provided in Article 8 hereof, the Shares to be offered under the Plan shall consist of the Corporation’s authorized but unissued common shares. The aggregate number of Shares issuable upon the exercise of all options granted under the Plan, combined with the aggregate number of Shares issuable in respect of the restricted share units outstanding under the Ur-Energy Inc. Restricted Share Unit Plan, shall not exceed 10% of the issued and outstanding shares of the Corporation as at the date of grant of each Option under the Plan. If any Option granted hereunder shall expire or terminate for any reason in accordance with the terms of the Plan without being exercised, the un-purchased Shares subject thereto shall again be available for the purpose of this Plan. Shares withheld pursuant to Section 7.4 in respect of satisfaction of tax withholding obligations shall not be deemed to have been issued or to be outstanding Shares of the Corporation for purposes of determining the number of Shares issuable pursuant to this Plan.

5.     ELIGIBILITY; GRANT; TERMS OF OPTIONS

5.1     Options may be granted to any Eligible Person in accordance with Section 5.2 hereof.

5.2   Options may be granted by the Corporation pursuant to the recommendations of the Committee from time to time provided and to the extent that such decisions are approved by the Board.

5.3     Subject as herein and otherwise specifically provided in this Article 5, the number of Shares subject to each Option, the Option Price of each Option, the expiration date of each Option, the extent to which each Option is exercisable from time to time during the term of the Option and other terms and conditions relating to each such Option shall be determined by the Committee.

5.4     In the event that no specific determination is made by the Committee with respect to any of the following matters, each Option shall, subject to any other specific provisions of the Plan, contain the following terms and conditions:

(a) the period during which an Option shall be exercisable shall be five years from the date the Option is granted to the Optionee; and

(b) the Optionee may exercise the Option for not more than one-third of the Shares covered by the Option one year after the date of grant, as to not more than an additional one-third two years after the date of grant, and as to the final one-third three years after the date of grant, subject to the right of the Board to determine at the time of grant that a particular Option will be exercisable in whole or in part on different dates (provided, that in the case of an ISO granted to an individual who owns shares possessing more that 10% of the total combined voting power of all classes of shares of the Corporation or any of its subsidiaries, the option period shall not be for a period of more than five years measured from the date of grant of the ISO) and to determine at any time  after the date of grant that a particular Option will be exercisable in whole or in part on earlier dates for any reason, including the occurrence of a proposal by the Corporation or any other person to implement a transaction that would, if implemented, result in a Change of Control.  Notwithstanding the foregoing, in no event shall more than five percent of the Shares available for issuance hereunder have a stated vesting/exercisability schedule of less than one year from the date of grant of such Option.

5.5      Subject to any adjustments pursuant to the provisions of Article 8 hereof, the Option Price of any Option shall in no circumstances be lower than the Market Price on the date on which the grant of the Option is approved by the Committee (or 110% of the Market Price on the date of grant in the case of an ISO granted to an individual who owns shares possessing more that 10% of the total combined voting power of all classes of shares of the Corporation or any of its subsidiaries,). Notwithstanding the foregoing, in the event that the Shares are not listed on any stock exchange on the date on which the grant of an Option is approved by the Committee, the Option Price for such Option shall be determined by the Committee and shall be deemed to be the Market Price; provided further, that in the case of a determination by the Committee, the

Committee shall determine the fair market value of a Share in accordance with Treasury Regulations Section 1.409A-1(b)(5)(iv)(B). If, as and when any Shares have been duly purchased and paid for under the terms of an Option, such Shares shall be conclusively deemed allotted and issued as fully paid non-assessable Shares at the price paid therefor.

5.6     No Options shall be granted to any Optionee if the total number of Shares issuable to such Optionee under this Plan, together with any Shares reserved for issuance to such Optionee under options for services or any other stock option plans, would exceed five percent of the issued and outstanding Shares.

5.7    An Option is personal to the Optionee and non-assignable (whether by operation of law or otherwise), except as provided for herein. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of an Option contrary to the provisions of the Plan, or upon the levy of any attachment or similar process upon an Option, the Option shall, at the election of the Corporation, cease and terminate and be of no further force or effect whatsoever.

5.8      No Options shall be granted to an Optionee if such grant could result, at any time, in:

(a) the number of Shares reserved for issuance pursuant to Options or other stock options granted to Insiders exceeding 10% of the issued and outstanding Shares;

(b) the issuance to Insiders, within a one-year period, of a number of Shares exceeding 10% of the issued and outstanding Shares; or

(c) the issuance to any one Insider and such Insider’s associates, within a one-year period, of a number of Shares exceeding five percent of the issued and outstanding Shares.

For the purposes of this Section 5.8, the phrase “issued and outstanding Shares” excludes any Shares issued pursuant to the Plan or other stock options, stock option plans, employee stock purchase plans or other compensation or incentive mechanisms, over a preceding one-year period and “associate” means any person associated with such Insider.

5.9      The maximum number of Shares that may be issued under the Plan pursuant to ISOs shall be 14,000,000. The maximum number of Shares that may be covered by Options granted to any Optionee in any single calendar year shall not exceed 7,000,000 Shares. The foregoing limits shall be adjusted by the Board or the Committee, as applicable, in respect of the events set forth in Section 8, below.

5.10     The terms of any ISO granted under the Plan shall be intended to comply in all respects   with the provisions of Section 422 of the US Code. ISOs may only be granted to Eligible Persons who are employees of the Corporation or employees of any parent or subsidiary corporation (within the meaning of Sections 424 of the US Code) of the Corporation. ISOs shall not be granted more than ten years after the earlier of the adoption of this amendment and restatement of the Plan or the approval of this amendment and restatement of the Plan by the Corporation’s stockholders. Notwithstanding the foregoing, to the extent that the aggregate Market Price of Shares subject to an ISO and the aggregate market Price of shares of stock of any parent or subsidiary corporation (within the meaning of Sections 424 of the US Code) subject to any other incentive stock options of the Corporation or a parent or subsidiary corporation (within the meaning of Sections 424 of the US Code) that are exercisable for the first time by an Optionee during any calendar year exceeds $100,000, or such other amount as may be prescribed under Section 422 of the US Code, such excess shall be treated as non-qualified options in accordance with the US Code. As used in the previous sentence, Market Price shall be determined as of the date the ISO is granted.  If an Optionee shall make any disposition of Shares issued pursuant to an ISO under the circumstances described in Section 421(b) of the US Code (relating to disqualifying dispositions), the Optionee shall notify the Corporation of such disposition.

6.     TERMINATION OF EMPLOYMENT; DEATH

6.1  Subject to (i) the provisions of this Article 6, (ii) any express resolutions passed by the Committee or Board, or (iii) any provisions specifically included in employment agreements or other written arrangement with Eligible Persons, an Option and all rights to purchase Shares pursuant thereto shall expire and terminate immediately upon the Optionee who holds such Option ceasing to be an Eligible Person.

6.2   If, before the expiry of an Option in accordance with the terms thereof, an Optionee shall cease to be an Eligible Person (an “Event of Termination”) for any reason other than termination for “cause” of his or her employment with the Corporation or any Subsidiary, or except as set out in Section 6.7, then the Optionee may:

(a) exercise the Option to the extent that he or she was entitled to do so at the time of such Event of Termination, at any time up to and including, but not after, a date three (3) months following the date of such Event of Termination, or prior to the close of business on the expiration date of the Option, whichever is earlier; and

(b) with the prior written consent of the Board or the Committee, which consent may be withheld in the Corporation’s sole discretion, exercise a further Option at any time up to and including, but not after, a date three (3) months following the date of such Event of Termination, or prior to the close of business on the expiration date of the Option, whichever is earlier, to purchase all or any of the Optioned Shares as the Board or the Committee may designate but not exceeding the number of Optioned Shares the Optionee would have otherwise been entitled to purchase pursuant to the Option had the Optionee’s status as an Eligible Person been maintained for the term of the Option.

6.3    If an Optionee dies before the expiry of an Option in accordance with the terms thereof, the Optionee’s legal representative(s) may, subject to the terms of the Option and the Plan:

(a) exercise the Option to the extent that the Optionee was entitled to do so at the date of his or her death at any time up to and including, but not after, a date one year following the date of death of the Optionee, or prior to the close of business on the expiration date of the Option, whichever is earlier; and

(b) with the prior written consent of the Board or the Committee, exercise at any time up to and including, but not after, a date one year following the date of death of the Optionee, a further Option to purchase all or any of the Optioned Shares as the Board or the Committee may designate but not exceeding the number of Optioned Shares the Optionee would have otherwise been entitled to purchase had the Optionee survived.

6.4     For greater certainty, Options shall not be affected by any change of employment of the Optionee or by the Optionee ceasing to be a director of the Corporation provided that the Optionee continues to be an Eligible Person.

6.5    For the purposes of this Article 6, a determination by the Corporation that an Optionee was discharged for “cause” shall be binding on the Optionee; provided, however, that such determination shall not be conclusive of the Optionee’s potential entitlement to damages for the loss of the right to exercise an Option in the event that a court of competent jurisdiction ultimately determines that the discharge was without “cause”.

6.6     If the Optionee is an Employee Corporation, the references to the Optionee in this Article 6 shall be deemed to refer to the Eligible Individual associated with the Employee Corporation.

6.7     Notwithstanding the provisions of this Article 6:

(a) all vested Options held by an officer of the Corporation, as designated by the Board of the Corporation (a “Designated Officer”), provided such person has been a Designated Officer for at least one year, will expire on the expiration date identified at the time of grant of the Option and all unvested Options will expire upon the date of termination whether as a result of resignation or termination by the Corporation without cause;

(b) all vested Options held by a director on the Board of the Corporation, provided such person has been a director for at least one year, whether as a result of appointment or election to the Board, will expire on the expiration date identified at the time of grant of the Option and all unvested Options will expire on the date of termination whether as a result of resignation or failure to be re-elected to the Board; and

(c) nothing in this Section 6.7 will be construed as extending an Option beyond the expiration date identified at the time of grant of the Option and in accordance with the Plan.

7.     EXERCISE OF OPTIONS

7.1  Subject to the provisions of the Plan, an Option may be exercised from time to time by delivery to   the Corporation at its registered office of a written notice of exercise addressed to the Secretary of the Corporation specifying the number of Shares with respect to which the Option is being exercised and accompanied by payment in full, by cash, check, or other lawful form of consideration approved by the Corporation of the Option Price of the Shares then being purchased. Certificates for such Shares shall be issued and delivered to the Optionee within a reasonable time following the receipt of such notice and payment.

7.2   Notwithstanding any of the provisions contained in the Plan or in any Option, the Corporation’s obligation to issue Shares to an Optionee pursuant to the exercise of any Option shall be subject to:

(a) completion of such registration or other qualification of such Shares or obtaining approval of such governmental or regulatory authority as the Corporation shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

(b) the administration of such Shares to listing on any stock exchange on which the Shares may then be listed;

(c) the receipt from the Optionee of such representations, warranties, agreements and undertakings, as the Corporation determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction;

(d) the Optionee making arrangements satisfactory to the Corporation to cover all required tax withholdings; and

(e) the satisfaction of any conditions on exercise prescribed pursuant to Section 3.4 hereof,

in this connection the Corporation shall, to the extent necessary, take all commercially reasonable steps to obtain such approvals, registrations, and qualifications as may be necessary for the issuance of such Shares in compliance with applicable securities laws and for the listing of such Shares on any stock exchange on which the Share are then listed.

7.3   Options shall be evidenced by a share option agreement, instrument or certificate in such form not inconsistent with this Plan as the Committee may from time to time determine as provided for under Subsection 3.2(g), provided that the substance of Article 5 be included therein.

7.4   The Corporation is authorized to perform all tax withholdings required in respect of any Option granted hereunder. The Board or the Committee shall determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, which may include any legal consideration the Board or the Committee deems appropriate. Any determination to allow an Optionee who is subject to Rule 16b-3 promulgated under the Securities Exchange Act of 2914, as amended to pay taxes with Shares through net settlement or previously owned Shares shall be approved by either a committee made up of solely two or more outside directors or by the full Board. If such tax withholding amounts are satisfied through net settlement or previously owned Shares, the maximum number of Shares that may be so withheld (or surrendered) shall be the number of Shares that have an aggregate Market Price on the date of withholding or repurchase equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Corporation with respect to such Option, as determined by the Board or the Committee.

8.     CERTAIN ADJUSTMENTS

8.1   In the event of any subdivision or redivision of the Shares into a greater number of Shares at any time after the grant of an Option to any Optionee and prior to the expiration of the term of such Option, the Corporation shall deliver to such Optionee at the time of any subsequent exercise of his or her Option in accordance with the terms hereof, in lieu of the number of shares to which he or she was theretofore entitled upon such exercise, but for the same aggregate consideration payable therefor, such number of Shares as such Optionee would have held as a result of such subdivision or redivision if, on the record date thereof, the Optionee had been the registered holder of the number of Shares to which he or she was theretofore entitled upon such exercise.

8.2   In the event of any consolidation of the Shares into a lesser number of Shares at any time after the grant of an Option to any Optionee and prior to the expiration of the term of  such Option, the Corporation shall deliver to such Optionee at the time of any subsequent exercise of his or her Option in accordance with the terms hereof, in lieu of the number of Shares to which he or she was theretofore entitled upon such exercise, but for the same aggregate consideration payable therefor, such number of Shares as such Optionee would have held as a result of such consolidation if, on the record date thereof, the Optionee had been the registered holder of the number of Shares to which he or she was theretofore entitled upon such exercise.

8.3   Subject to the provisions of Article 9, if at any time after the grant of any Option to an Optionee and prior to the expiration of the term of such Option, the Shares shall be reclassified, reorganized or otherwise changed, otherwise than as specified in Sections 8.1 and 8.2 or the Corporation shall consolidate, merge or amalgamate with or into another corporation (the corporation resulting or continuing from such consolidation, merger or amalgamation being herein called the “Successor Corporation”) or, the Corporation shall pay a stock dividend (other than any dividends in the ordinary course), the Optionee shall be entitled to receive only upon the subsequent exercise of his or her Option in accordance with the terms hereof and shall accept in lieu of the number of Shares to which he or she was theretofore entitled upon such exercise but for the same aggregate consideration payable therefor, the aggregate the number of shares of the appropriate class and/or other securities of the Corporation or the Successor Corporation (as the case may be) that the Optionee would have been entitled to receive as a result of such reclassification, reorganization or other change or as a result of such consolidation, merger, amalgamation, or stock dividend, if on the record date of such reclassification, reorganization, other change or stock dividend, or the record date of such consolidation, merger or amalgamation or dividend payment, as the case may be, he or she had been the registered holder of the number of Shares to which he or she was theretofore entitled  upon such exercise.

8.4   Notwithstanding any other provision herein, in the event of a Change of Control all Options, whether vested or unvested, will become fully vested and exercisable immediately prior to the date of a Change of Control without notice to Optionees.

8.5  In the event the Corporation should declare and pay a special cash dividend or other distribution out of the ordinary course, a special dividend in specie on the Shares, or a stock dividend other than in the ordinary course, the Option Price of all Options outstanding on the record date of such dividend or other distribution shall be reduced by an amount equal to the cash payment or other distribution or the fair market value of the dividend in specie or stock dividend or other distribution, as determined by the Committee in its sole discretion. Any adjustment to the Option Price pursuant to this Section 8.5 shall be made only to the extent that such adjustment will not cause the Option to be nonqualified deferred compensation within the meaning of the US Code Section 409A and the U.S. Treasury Regulations promulgated thereunder.

9.     AMENDMENT OR DISCONTINUANCE OF THE PLAN

9.1   Subject to applicable regulatory requirements and except as provided herein, the Board may, in its sole and absolute discretion and without shareholder approval, amend, suspend, terminate or discontinue the Plan and may amend the terms and conditions of Options granted pursuant to the Plan. Provided, however, that if the Board wishes to increase the maximum percentage in Section 4.1 hereof or extend the Option period or reduce the Option Price of Options granted to Insiders of the Corporation pursuant to the Plan, shareholder approval will be required.

9.2  Without limiting the generality of the foregoing, the Board may make the following amendments to the Plan, without obtaining shareholder approval:

(a) amendments to the terms and conditions of the Plan necessary to ensure that the Plan complies with the applicable regulatory requirements, including the rules of the TSX, in place from time to time;

(b) amendments to the provisions of the Plan respecting administration of the Plan and eligibility for participation under the Plan;

(c) amendments to the provisions of the Plan respecting the terms and conditions on which options may be granted pursuant to the Plan, including the provisions relating to the option price, the option period and the vesting schedule; and

(d) amendments to the Plan that are of a “housekeeping” nature.

9.3   Without limiting the generality of the foregoing, the Board may amend the Option Price, the option period, the vesting schedule and the termination provisions of Options granted pursuant to the Plan, without shareholder approval. Provided, however, that. if the Board proposes to reduce the Option Price or extend the option period of options granted to Insiders of the Corporation pursuant to the Plan, such amendments will require shareholder approval.

10.     MISCELLANEOUS PROVISIONS

10.1   An Optionee shall not have any rights as a shareholder of the Corporation with respect to any of the Shares covered by such Option until the date of issuance of a certificate for Shares upon the exercise of such Option, in full or in part, and then only with respect to the Shares represented by such certificate or certificates. Without in any way limiting the generality of the foregoing, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such share certificate is issued.

10.2   Nothing in the Plan or any Option shall confer upon an Optionee any right to continue or be re-elected as a director of the Corporation or any right to continue in the employ of the Corporation or any Subsidiary, or affect in any way the right of the Corporation or any Subsidiary to terminate his or her employment at any time; nor shall anything in the Plan or any Option be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Corporation or any Subsidiary to extend the employment of any Optionee beyond the time which he or she would be normally be retired pursuant to the provisions of any present or future retirement plan of the Corporation or any Subsidiary or any present or future retirement policy of the Corporation or any Subsidiary, or beyond the time at which he or she would otherwise be retired pursuant to the provisions of any contract of employment with the Corporation or any Subsidiary.

10.3   Notwithstanding Section 5.8 hereof, Options may be transferred or assigned between an Eligible Individual and the related Employee Corporation provided the assignor delivers notice to the Corporation prior to the assignment.

10.4   The Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

10.5   With respect to any Optionee, this Plan, any Option, and any Option award are intended to be rights that do not provide for the deferral of compensation subject to US Code Section 409A by means of complying with U.S. Treasury Regulations Section 1.409A- 1(b)(5) or to otherwise be exempt from US Code Section 409A. This Plan, any Option, and any Option award shall be interpreted and administered in a manner so as to avoid the imposition of additional tax, interest, or other sanction on any Optionee pursuant to US Code Section 409A.

11.     SHAREHOLDER AND REGULATORY APPROVAL

11.1  The Plan shall be subject to acceptance by the TSX and any other relevant regulatory authority. Any Options granted prior to such acceptance shall be conditional upon such acceptance being given and no such Options may be exercised unless and until such acceptance are given.

Security Class Holder Account Number -------Fold Form of Proxy - Annual General and Special Meeting to be held on Thursday, May 18, 2017 This Form of Proxy is solicited by and on behalf of Management. Notes to proxy 1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse). If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder. The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management. The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof. This proxy should be read in conjunction with the accompanying documentation provided by Management. 2. 3. 4. 5. 6. 7. -------Fold 8. Proxies submitted must be received by 1:00 p.m., MDT, on Tuesday, May 16, 2017. VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK! To Vote Using the Telephone To Vote Using the Internet To Receive Documents Electronically • Call the number listed BELOW from a touch tone telephone. 1-866-732-VOTE (8683) Toll Free • Go to the following web site: www.investorvote.com • Smartphone? Scan the QR code to vote now. • You can enroll to receive future securityholder communications electronically by visiting www.investorcentre.com and clicking at the bottom of the page. If you vote by telephone or the Internet, DO NOT mail back this proxy. Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy. To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below. CONTROL NUMBER

Appointment of Proxyholder I/We, being holder(s) of Ur-Energy Inc. hereby appoint: Jeffrey T. Klenda, or failing him, Thomas Parker Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein. OR as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual General and Special Meeting of shareholders of Ur-Energy Inc. to be held at the Hampton Inn & Suites, 7611 Shaffer Parkway, Littleton, Colorado 80127 on May 18, 2017 at 1:00 p.m., MDT, and at any adjournment or postponement thereof. VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES. 1. Election of Directors For Withhold For Withhold For Withhold 01. Jeffrey T. Klenda 02. James M. Franklin 03. Paul Macdonell -------Fold 04. W. William Boberg 05. Thomas Parker 06. Gary C. Huber Withhold 2. Appointment of Auditors Appointment of PricewaterhouseCoopers LLP as Auditors of the Company for the ensuing year and authorizing the Directors to fix their remuneration. Against 3. Say on Pay Approve in an advisory (non-binding) vote, the compensation of the Company’s named executive officers. Against 4. Option Plan Resolution Ratify, confirm and approve the renewal of the Amended and Restated Stock Option Plan 2005, including amendments, and to approve and authorize for a period of three years all unallocated options issuable pursuant to the Option Plan. -------Fold Authorized Signature(s) - This section must be completed for your instructions to be executed. Signature(s) Date I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management. Interim Financial Statements - Mark this box if you would like to receive Interim Financial Statements and accompanying Management’s Discussion and Analysis by mail. Annual Financial Statements - Mark this box if you would NOT like to receive the Annual Financial Statements and accompanying Management’s Discussion and Analysis by mail. If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist. U R G Q 2 4 8 9 9 4 A R 2 For For For